UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MORGAN STANLEY

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April 1, 2015

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2015 annual meeting of shareholders that will be held on Tuesday, May 19, 2015, at our offices at 2000 Westchester Avenue, Purchase, New York. I hope that you will be able to attend.

At the annual meeting of shareholders, we will consider the items of business discussed in our proxy statement and review significant strategic developments and the Company’s overall progress over the past year. Your vote is very important. Whether or not you plan to attend the meeting, please submit a proxy promptly to ensure that your shares are represented and voted at the annual meeting.

Thank you for your support of Morgan Stanley.

Very truly yours,

James P. Gorman
Chairman and Chief Executive Officer

1585 Broadway

New York, NY 10036

Notice of 2015 Annual Meeting of Shareholders

Time and Date	9:00 a.m. (EDT) on May 19, 2015

Location	Morgan Stanley 2000 Westchester Avenue, Purchase, New York

Items of Business

•  Elect the Board of Directors

•  Ratify the appointment of Deloitte & Touche LLP as independent auditor

•  Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)

•  Approve the amendment of the 2007 Equity Incentive Compensation Plan to increase shares available for grant

•  Consider three shareholder proposals, if properly presented at the meeting

•  Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

Record Date	The close of business on March 23, 2015 is the date of determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders.

Admission	Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 23, 2015, or a valid proxy or representative of such shareholder, may attend the annual meeting in person. Any shareholder, proxy or representative who wishes to attend the annual meeting must present the documentation described under “How Do I Attend the Annual Meeting?” Morgan Stanley reserves the right to limit the number of representatives who may attend the annual meeting on behalf of a shareholder.

Webcast	If you are unable to attend the meeting in person, you may listen to the meeting at www.morganstanley.com/about-us-ir/index.html. Please go to our website prior to the annual meeting for details.

Voting	It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form, if you receive one in the mail.

Notice	We are distributing to certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 2, 2015. The Notice informs those shareholders how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 through the Internet and how to submit a proxy online.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2015: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available free of charge on our website at www.morganstanley.com/2015ams.

By Order of the Board of Directors,

Martin M. Cohen
Corporate Secretary
April 1, 2015

Morgan Stanley

1585 Broadway

New York, New York 10036

April 1, 2015

Proxy Statement

We are providing shareholders this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2015 annual meeting of shareholders. In this proxy statement, we refer to Morgan Stanley as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Item 1—Election of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES.

Director Selection and Nomination Process

Our Board currently consists of 15 directors, including two directors who are designated in accordance with the terms of the Investor Agreement between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. (MUFG), dated October 13, 2008, as amended and restated as of June 30, 2011 and October 3, 2013 (Investor Agreement), pursuant to which Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board. MUFG has designated Messrs. Masaaki Tanaka and Ryosuke Tamakoshi as its representative directors pursuant to the Investor Agreement, and each was elected by shareholders at the Company’s 2014 annual meeting of shareholders.

The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies), which provide that the Board values members who:

•	Combine a broad spectrum of experience and expertise with a reputation for integrity;
•	Have experience in positions with a high degree of responsibility;
•	Are leaders in the companies or institutions with which they are affiliated;
•	Can make contributions to the Board and management; and
•	Represent the interests of shareholders.

While the Board has not adopted a policy regarding diversity, the Corporate Governance Policies provide that the Board will take into account diversity of a director candidate’s perspectives, background and other relevant demographics. The Nominating and Governance Committee and Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company at a specific time. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.

The Nominating and Governance Committee may also consider, and the Board has adopted a policy regarding, director candidates proposed by shareholders. The Nominating and Governance Committee may also retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or gathering information regarding a director candidate’s background and experience. Members of the Nominating and Governance Committee, the Independent Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.

Director Experience, Qualifications, Attributes and Skills

When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the Board as a whole to assist the Board in discharging its duties. As part of the ongoing process to evaluate these attributes, the Board performs an annual self-evaluation and the Board-approved Corporate Governance Policies provide that the Board expects a director whose principal occupation or employer changes, who plans to join the board of directors or similar governing body of another public or private company or advisory board, or who experiences other changed circumstances that could diminish his or her effectiveness as a director or otherwise be detrimental to the Company, to advise and to offer to tender his or her resignation for consideration by the Board. In addition, the Board believes that a director candidate should not be nominated for election if the candidate would be 72 at the time of election.

The Company believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills. The Nominating and Governance Committee and Board regularly consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and academia and possess substantive knowledge and skills applicable to our business, including experience in the following areas:

Directors’ Qualifications, Attributes and Skills

Banking Business Development Compensation Corporate Governance Finance	Financial Services International Matters Management Development and Succession Operations Public Accounting and Financial Reporting	Public Policy Regulatory Risk Management Strategic Planning Technology

The Nominating and Governance Committee regularly reviews the composition of the Board in light of the Company’s evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills needed for the broad set of challenges that it confronts.

Director Nominees

The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The Board has nominated the 14 director nominees below for election at the 2015 annual meeting of shareholders. The Board believes that, in totality, the mix of qualifications, skills and attributes among the nominees enhances our Board’s effectiveness in light of the Company’s businesses, regulatory environment and long-term strategy.

O. Griffith Sexton retired from the Board effective November 1, 2014, and Howard J. Davies and C. Robert Kidder are not standing for re-election at the annual meeting of shareholders. The Board thanks Messrs. Davies, Kidder and Sexton for their dedicated service to Morgan Stanley. As part of the Board’s ongoing review of Board composition and succession planning, a member of the Board recommended Jami Miscik as a potential director candidate and an executive officer recommended Perry Traquina as a potential director candidate to the Nominating and Governance Committee. Upon the recommendation of the Nominating and Governance Committee, the Board unanimously elected Ms. Miscik as a director, effective November 1, 2014, and has nominated Mr. Traquina for election at the annual meeting of shareholders. The Board determined that Ms. Miscik’s extensive risk management and technology experience and Mr. Traquina’s extensive senior executive and risk management experience and market knowledge would contribute to the effective functioning of the Board.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected.

Erskine B. Bowles (69) Director Since 2005

Professional Experience:

•  Mr. Bowles is President Emeritus of the University of North Carolina and served as President from January 2006 through December 2010.

•  He served as Co-Chair of the National Commission on Fiscal Responsibility and Reform during 2010.

•  Mr. Bowles became a senior advisor at BDT Capital Partners LLC, a private investment firm, in 2012 and also serves as non-executive vice chairman. He has been a senior advisor since 2001 and was Managing Director from 1999 to 2001 of Carousel Capital, a private investment firm. He was also a partner at the private investment firm of Forstmann Little & Co. from 1999 to 2001 and was a founder of Kitty Hawk Capital, a venture capital firm.

•  Mr. Bowles began his career in corporate finance at Morgan Stanley in 1969 and subsequently helped found and served as Chairman and Chief Executive Officer (CEO) of Bowles Hollowell Connor & Co., an investment banking firm.

•  Mr. Bowles served as White House Chief of Staff from 1996 to 1998 and Deputy White House Chief of Staff from 1994 to 1995. He was head of the Small Business Administration from 1993 to 1994 and served as United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery in 2005.

Other Current Public Company Directorships:    Belk, Inc., Facebook, Inc. and Norfolk Southern Corporation

Other Public Company Directorships in the Past Five Years:    Cousins Properties Incorporated

Qualifications, Attributes and Skills:    Mr. Bowles brings to the Board his extensive experience in the financial services industry and our Company, particularly in his capacity as Independent Lead Director appointed by our independent directors, as well as in academia and his distinguished public service.

Thomas H. Glocer (55) Director Since 2013

Professional Experience:

•  Mr. Glocer served as CEO of Thomson Reuters Corporation, a news and information provider for businesses and professionals, from April 2008 through December 2011 and as CEO of Reuters Group PLC from July 2001 to April 2008. He joined Reuters Group PLC in 1993 and served in a variety of executive roles before being named CEO.

•  He was a mergers and acquisitions lawyer at the law firm of Davis Polk & Wardwell LLP from 1984 to 1993.

Other Current Public Company Directorships:    Merck & Co., Inc.

Other Public Company Directorships in the Past Five Years:    Thomson Reuters Corporation

Qualifications, Attributes and Skills:    Mr. Glocer’s leadership positions, including as CEO of Thomson Reuters Corporation, provide extensive management experience as well as operational and technology experience and international perspective.

James P. Gorman (56) Director Since 2010

Professional Experience:

•    Mr. Gorman has served as Chairman of the Board and CEO of Morgan Stanley since January 2012. He was President and CEO from January 2010 through December 2011.

•    He was Co-President from December 2007 to December 2009, Co-Head of Strategic Planning from October 2007 to December 2009 and President and Chief Operating Officer of Wealth Management at Morgan Stanley from February 2006 to April 2008.

•    Mr. Gorman joined Merrill Lynch & Co., Inc. (Merrill Lynch) in 1999 and served in various positions including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

•    Prior to joining Merrill Lynch, he was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, Mr. Gorman was an attorney in Australia.

Qualifications, Attributes and Skills:    As CEO of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services experience.

Robert H. Herz (61) Director Since 2012

Professional Experience:

•    Mr. Herz has served as President of Robert H. Herz LLC, providing consulting services on financial reporting and other matters, since September 2010.

•    He served as Chairman of the Financial Accounting Standards Board from July 2002 to September 2010 and as a part-time member of the International Accounting Standards Board from January 2001 to June 2002.

•    Mr. Herz has served on the Accounting Standards Oversight Council of Canada since 2011 and as a member of the Standing Advisory Group of the Public Company Accounting Oversight Board since 2012.

•    Mr. Herz served as a partner in PricewaterhouseCoopers, an accounting firm, from 1985 to 2002.

Other Current Public Company Directorships:    Federal National Mortgage Association (Fannie Mae) and Workiva Inc.

Qualifications, Attributes and Skills:    Mr. Herz brings to the Board extensive regulatory, public accounting, financial reporting, risk management and financial experience through his private and public roles, including as Chairman of the Financial Accounting Standards Board.

Klaus Kleinfeld (57) Director Since 2012

Professional Experience:

•   Mr. Kleinfeld has served as Chairman and CEO of Alcoa Inc. (Alcoa), the world’s leading producer of primary aluminum and fabricated aluminum, since April 2010.

•   He served as President and CEO of Alcoa from 2008 to 2010 and President and Chief Operating Officer of Alcoa from 2007 to 2008. He has served on the Board of Alcoa since 2003.

•   Mr. Kleinfeld served for 20 years at Siemens AG from 1987 to 2007, including as CEO and President from 2005 to 2007, as a member of the Managing Board from 2004 to 2007, and as President and CEO from 2002 to 2004 and Executive Vice President and Chief Operating Officer in 2001 of Siemens AG’s principal U.S. subsidiary, Siemens Corporation.

Other Current Public Company Directorships:    Alcoa and Hewlett-Packard Company

Other Public Company Directorships in the Past Five Years:    Bayer AG (Supervisory Board)

Qualifications, Attributes and Skills:    Mr. Kleinfeld brings to the Board extensive international and senior executive experience, including in business development, operations and strategic planning at multinational organizations.

Jami Miscik (56) Director Since 2014

Professional Experience:

•   Ms. Miscik has served as President and Vice Chairman of Kissinger Associates, Inc., a New York-based strategic international consulting firm that assesses and navigates emerging market geopolitical and macroeconomic risks for its clients, since 2009.

•   She served as the global head of sovereign risk at Lehman Brothers from 2005 to 2008.

•  Ms. Miscik served at the Central Intelligence Agency from 1983 to 2005, including as Deputy Director for Intelligence from 2002 to 2005.

•   She is a member of the President’s Intelligence Advisory Board and has served as a Senior Advisor for Geopolitical Risk at Barclays Capital.

Other Current Public Company Directorships:    EMC Corporation

Qualifications, Attributes and Skills:    Ms. Miscik brings to the Board extensive leadership in navigating geopolitical and macroeconomic and technology risks through her private and public roles, including as President and Vice Chairman of Kissinger Associates, Inc. and her service with the Central Intelligence Agency.

Donald T. Nicolaisen (70) Director Since 2006

Professional Experience:

•   Mr. Nicolaisen was Chief Accountant for the U.S. Securities and Exchange Commission (SEC) from 2003 to 2005, where he served as the principal advisor to the SEC on accounting and auditing matters and was responsible for formulating and administering the accounting program and policies of the SEC.

•   He was a partner of PricewaterhouseCoopers, an accounting firm, from 1978 to 2003 and first joined Price Waterhouse in 1967.

•   Mr. Nicolaisen led Price Waterhouse’s national office for accounting and SEC services and its financial services practice and was responsible for auditing and providing risk management advice to large, complex multinational corporations.

Other Current Public Company Directorships:    MGIC Investment Corporation, Verizon Communications Inc. and Zurich Insurance Group

Qualifications, Attributes and Skills:    Mr. Nicolaisen brings to the Board over 40 years of regulatory, public accounting and financial reporting, risk management and financial experience and the varied perspectives he has gained in the private sector as well as through distinguished service at the SEC.

Hutham S. Olayan (61) Director Since 2006

Professional Experience:

•   Ms. Olayan has been a principal and director since 1981 of The Olayan Group, a private multinational enterprise that is a diversified global investor and operator of commercial and industrial businesses in Saudi Arabia.

•   She has been President and CEO of The Olayan Group’s U.S. operations for more than 25 years, overseeing all investment activity in the Americas.

•   Ms. Olayan is a member of the Executive Advisory Board of General Atlantic and a former director of Thermo Electron Corporation.

Qualifications, Attributes and Skills:    Ms. Olayan’s extensive financial experience in the U.S. and internationally, including the Middle East, strengthens the Board’s global perspective.

James W. Owens (69) Director Since 2011

Professional Experience:

•   Mr. Owens served as Chairman and CEO of Caterpillar Inc. (Caterpillar), a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, from 2004 to 2010.

•   He served as Vice Chairman of Caterpillar from 2003 to 2004 and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions.

•   Mr. Owens served at Caterpillar as Vice President and Chief Financial Officer from 1993 to 1995, Corporate Vice President and President of Solar Turbines Incorporated from 1990 to 1993, and managing director of P.T. Natra Raya, Caterpillar’s Indonesian joint venture, from 1987 to 1990.

•   He held various managerial positions in the Accounting and Product Source Planning Departments from 1980 to 1987 and was chief economist of Caterpillar Overseas S.A. in Geneva, Switzerland, from 1975 to 1980. He joined Caterpillar in 1972 as a corporate economist.

•   Mr. Owens served on the President’s Economic Recovery Advisory Board from 2009 to 2011. He is a senior advisor at Kohlberg Kravis Roberts & Co.

Other Current Public Company Directorships:    Alcoa and International Business Machines Corporation

Other Public Company Directorships in the Past Five Years:    Caterpillar

Qualifications, Attributes and Skills:    Mr. Owens’ various leadership positions, including as CEO of a major global corporation, bring to the Board extensive management experience and economics expertise and strengthen the Board’s global perspective.

Ryosuke Tamakoshi (67) Director Since 2011

Professional Experience:

•   Mr. Tamakoshi has served as a Senior Advisor of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) since June 2010.

•   He served as Chairman of MUFG from October 2005 to June 2010 and as Deputy Chairman of BTMU from January 2006 to March 2008. Before the merger between the former Mitsubishi Tokyo Financial Group and UFJ Holdings, Mr. Tamakoshi was President and CEO of UFJ Holdings, Inc. and also Chairman of UFJ Bank, Ltd.

•   Mr. Tamakoshi began his professional career at The Sanwa Bank, one of the legacy banks of BTMU, in 1970.

Other Public Company Directorships in the Past Five Years:    MUFG

Qualifications, Attributes and Skills:    As a senior officer advisor to BTMU and as former Chairman of MUFG, Mr. Tamakoshi brings to the Board over 40 years of banking experience and international, risk management and strategic expertise.

Masaaki Tanaka (62) Director Since 2011

Professional Experience:

•    Mr. Tanaka has served as Representative Director and Deputy President of MUFG since June 2012.

•    He served as Resident Managing Officer for the United States of MUFG as well as CEO for the Americas of BTMU from July 2010 to June 2012, Senior Managing Executive Officer of BTMU from May 2011 to June 2012 and Managing Executive Officer of BTMU from May 2007 to May 2011.

•    Mr. Tanaka was President and CEO of UnionBanCal Corporation and its primary subsidiary, Union Bank, N.A., from May 2007 to July 2010, and also served on the Board of each entity until July 2012.

•    Following the merger of The Bank of Tokyo-Mitsubishi, Ltd. (BTM) and UFJ Bank, Ltd., which created BTMU, he served as Executive Officer and General Manager of the Corporate Planning Division for BTMU from 2006 to 2007.

•    From 1996 to 2005, Mr. Tanaka served in various capacities in the Corporate Planning Division of BTM and was Executive Officer and General Manager of the Corporate Banking Division with responsibility for relationships with leading corporations. He was also General Manager of the Corporate Business Development Division where he directed strategic planning and coordination of the company’s corporate banking business.

•    Mr. Tanaka began his professional career at the Mitsubishi Bank, a predecessor to BTMU, in 1977.

Other Current Public Company Directorships:    MUFG

Qualifications, Attributes and Skills:    As a senior officer of MUFG and its associated companies, Mr. Tanaka brings to the Board over 37 years of banking experience and international, risk management and strategic expertise.

Perry M. Traquina (58) Director Nominee

Professional Experience:

•    Mr. Traquina was Chairman, Chief Executive Officer (CEO) and Managing Partner of Wellington Management Company LLP (Wellington), a global, multi-asset investment management firm, serving from 2004 through June 2014 as CEO and Managing Partner and from 2004 through December 2014 as Chairman.

•    He was Partner, Senior Vice President and Director of Global Research at Wellington from 1998 to 2002 and President from 2002 to 2004.

•    Mr. Traquina joined Wellington in 1980 and served in a number of executive roles before being named Chairman, CEO and Managing Partner.

Other Current Public Company Directorships:    eBay Inc.

Qualifications, Attributes and Skills:    Mr. Traquina contributes extensive senior executive and risk management experience, as well as market knowledge from his over 30 years at the global investment management firm Wellington.

Laura D. Tyson (67) Director Since 1997

Professional Experience:

•   Dr. Tyson has served as a professor of Business Administration and Economics since 2013 and served as the S. K. and Angela Chan Professor of Global Management from 2008 to 2013 and as Professor of Business Administration and Economics from 2007 to 2008 at the Walter A. Haas School of Business, University of California, Berkeley.

•   She was Dean of the London Business School from 2002 to 2006.

•   Dr. Tyson was Dean from 1998 to 2001 and Class of 1939 Professor in Economics and Business Administration from 1997 to 1998 at the Walter A. Haas School of Business, University of California, Berkeley.

•   She served as National Economic Advisor to the President and Chair of the President’s National Economic Council from 1995 to 1996 and as Chair of the White House Council of Economic Advisors from 1993 to 1995.

•   Dr. Tyson served as a member of the Foreign Affairs Policy Board, U.S. State Department from 2011 to 2013.

•   She served on the President’s Economic Recovery Advisory Board from 2009 to 2011 and the President’s Council on Jobs and Competitiveness from 2011 to 2013.

Other Current Public Company Directorships:    AT&T Inc., CBRE Group, Inc. and Silver Spring Networks, Inc.

Other Public Company Directorships in the Past Five Years:    Eastman Kodak Company

Qualifications, Attributes and Skills:    Dr. Tyson brings to the Board economics and public policy expertise and leadership skills from her positions in academia and through her distinguished public service.

Rayford Wilkins, Jr. (63) Director Since 2013

Professional Experience:

•   Mr. Wilkins served from October 2008 to March 2012 as CEO of Diversified Businesses of AT&T Inc. (AT&T), the telecommunications company, responsible for international investments, AT&T Interactive, AT&T Advertising Solutions and Customer Information Services.

•   During his career, he served in numerous other management roles at AT&T, including as Group President, Group President of SBC Marketing and Sales, and President and CEO of Pacific Bell Telephone Company and Nevada Bell Telephone Company.

•   Mr. Wilkins began his career at Southwestern Bell Telephone in 1974.

Other Current Public Company Directorships:    Valero Energy Corporation

Other Public Company Directorships in the Past Five Years:    América Móvil, S.A.B. de C.V.

Qualifications, Attributes and Skills: Mr.    Wilkins brings extensive management, technology and operational experience to the Board, as well as international perspective, through the various management positions he held at AT&T.

Our Board unanimously recommends that you vote “FOR” the election of all director nominees. Proxies solicited by the Board will be voted “FOR” each nominee unless otherwise instructed.

Corporate Governance

Corporate Governance Highlights

Morgan Stanley is committed to best in class governance practices which are embodied in our Corporate Governance Policies available at www.morganstanley.com/about/company/governance. The Board initially adopted the Corporate Governance Policies in 1995 and reviews and approves them annually to ensure they reflect evolving best practices and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards and best practices at Morgan Stanley. The governance practices highlighted below are reflected in the Corporate Governance Policies, bylaws and our committee charters, as applicable.

Board Structure and Independence.

•	Our Board represents a tapestry of complementary skills, attributes and perspectives and includes individuals with financial services experience and a diverse international background.

•	Directors may not stand for election after the age of 72.

•

As part of its ongoing review of Board composition and succession planning, the Board has nominated or elected six new directors over the past three years who bring new skills and perspective to the Board. Upon election at the annual meeting, the average tenure of the members of the Board will be approximately five years.

•	Our Board has a majority of independent directors. Our Chairman is the only member of management who serves as a director.

•

Our Independent Lead Director is elected annually from and by the independent directors and has expansive duties set forth in our Corporate Governance Policies. The Independent Lead Director chairs regularly scheduled executive sessions without the Chairman present. See “Board Leadership Structure and Role in Risk Oversight” herein.

•	The Independent Lead Director and Committee Chairs serve for approximately 3-5 years to provide for rotation of Board leadership and Committee Chairs while maintaining experienced leadership.

•

In accordance with the Board’s policy regarding periodic rotation of committee assignments, Mr. Glocer and Ms. Miscik joined the Audit Committee and Operations and Technology Committee, respectively, in 2015.

Board Oversight.

•	The Board oversees the Company’s strategy and annual business plans and the Company’s practices and procedures relating to culture, values and conduct.

•	Non-Employee Directors meet regularly with our primary regulator, the Federal Reserve, and other global regulators as requested.

•	Directors have complete and open access to senior members of management and other employees of the Company.

¡	Board members meet with local management and independent control functions throughout the world and have visited several of our global offices.
¡

The Independent Lead Director and Committee Chairs meet with management between regularly scheduled meetings for discussion of key items and to develop Board and Committee agendas and provide feedback on other topics.

¡

The Company’s Chief Risk Officer, Chief Financial Officer and Chief Legal Officer, as well as the heads of the Company’s operating units and other officers, regularly attend Board meetings and maintain an ongoing dialogue with Board members between Board meetings, which is critical to the Company’s succession planning.

¡	The Compensation, Management Development and Succession (CMDS) Committee annually reviews succession plans for the CEO and senior executives.

•	The director equity ownership requirement helps to align director and shareholder interests.

•	The Board, the Independent Lead Director and each committee have the right at any time to retain independent financial, legal or other advisors at the Company’s expense.

Shareholder Rights and Accountability.

•	All directors are elected annually.
•	In uncontested director elections, directors are elected by a majority of votes cast.
•	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.
•	There are no supermajority vote requirements in our charter or bylaws.
•	We do not have a “poison pill” in effect.
•	Shareholders and other interested parties may contact any of our Company’s directors.
•

Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth in the Policy Regarding Director Candidates Recommended by Shareholders to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, in order for director candidate recommendations to be considered for the 2016 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by December 4, 2015.

Annual Evaluation of Board, Committees and Independent Lead Director.

•	The Board conducts an annual evaluation of the performance and effectiveness of the Board, the Independent Lead Director and each of its standing committees.
•

The annual evaluation includes self-evaluations by each of these committees and the Board and an evaluation of the performance of the Independent Lead Director by the other independent directors led by the chair of the Nominating and Governance Committee.

•

This process may include one-on-one Board member interviews, written guidelines or such other means as the Nominating and Governance Committee determines appropriate, and may encompass such factors as duties and responsibilities, Board and committee structure, culture, process and execution or such other factors as determined appropriate.

•

The Nominating and Governance Committee ensures that results of such evaluations, including any suggestions to enhance the performance and effectiveness of the Independent Lead Director, the Board and its committees, are communicated to and discussed with the entire Board, the Independent Lead Director and each committee, as appropriate.

Corporate Political Activities Policy Statement. Over the last two years, the Board has enhanced its Corporate Political Activities Policy Statement to ensure transparency of the Company’s practices and procedures regarding political activities and oversight by senior management and the Board. Our Corporate Political Activities Policy Statement:

•	Addresses lobbying activities, which are managed by the Government Relations Department, which is overseen by a member of the Operating Committee of the Company who reports to the Chairman and CEO.
•

Addresses trade association participation and provides that Morgan Stanley informs its principal U.S. trade associations of our corporate policy prohibiting making U.S. political contributions and instructs such trade associations not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels.

•

Provides that principal U.S. trade association memberships and expenditures relating to such memberships are reviewed annually with the Government Relations Department and the Nominating and Governance Committee, and provides a link to examples of principal U.S. trade associations that the Company belongs to on the Company’s website.

•	Provides that the Nominating and Governance Committee of the Board has oversight responsibility for the Corporate Political Activities Policy Statement and the activities addressed by it.

Communication by Shareholders and Other Interested Parties with the Board of Directors.

•

Shareholders and other interested parties may contact any of our Company’s directors (including the Independent Lead Director or non-management directors) by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

•	Such communications will be handled in accordance with the procedures approved by the Company’s independent directors.

Additional Corporate Governance Information Available on Corporate Governance Webpage. In addition to the Corporate Governance Policies and other policies described above, our governance webpage includes the following:

• By-laws and Restated Certificate of Incorporation • Code of Ethics and Business Conduct • Policy Regarding Shareholder Rights Plan	• Operating Committee Equity Ownership Commitment • Charters for Board Committees • Information Regarding the Integrity Hotline

Hard copies of the materials described above are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

Director Independence

The Board has adopted Director Independence Standards, which are more stringent than the independence requirements outlined in NYSE rules in certain respects, and delineate relationships that are deemed to impair independence and categories of relationships that are not deemed material for purposes of director independence. The Director Independence Standards, which are part of our Corporate Governance Policies available at www.morganstanley.com/about/company/governance, provide that for a director to be considered independent, a director must meet the following categorical standards:

1.	Employment and commercial relationships affecting independence.

A. Current Relationships. A director will not be independent if: (i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor; (iii) an immediate family member of the director (a) is a current employee of Morgan Stanley’s internal or external auditor and (b) personally works on Morgan Stanley’s audit; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B. Relationships within Preceding Three Years. A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Morgan Stanley; (ii) an immediate family member of the director is or was an executive officer of Morgan Stanley; (iii) the director or an immediate family member of the director (a) was a partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time; (iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any twelve-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or (v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

2.	Relationships not deemed material for purposes of director independence.

In addition to the provisions above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the Board in this determination, it has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership. A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.	B. Other Directorships. A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization or (ii) director or trustee (or similar position) of a tax exempt organization.
C. Ordinary Course Business. A relationship arising solely from transactions, including financial services transactions such as underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.	D. Contributions. A relationship arising solely from a director’s status as an executive officer of a tax exempt organization, and the contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues during the organization’s preceding fiscal year (matching of employee charitable contributions is not included in Morgan Stanley’s contributions for this purpose).
E. Products and Services. A relationship arising solely from a director utilizing products or services of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.	F. Professional, Social and Religious Organizations and Educational Institutions. A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.
G. Family Members. Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

The Board has determined that 11 of our 14 director nominees (Messrs. Bowles, Glocer, Herz, Kleinfeld, Ms. Miscik, Mr. Nicolaisen, Ms. Olayan, Messrs. Owens, Traquina, Dr. Tyson and Mr. Wilkins) are independent in accordance with the Board-approved Director Independence Standards established under our Corporate Governance Policies. The Board has also determined that Mr. Sexton, who retired from the Board during 2014, was independent during the time he served on the Board in 2014, and that Messrs. Davies and Kidder, who are not standing for election at the annual meeting of shareholders, are independent. Mr. Gorman, our Chairman and

CEO, and Messrs. Tanaka and Tamakoshi, who were designated pursuant to the Investor Agreement with MUFG, have not been determined independent.

To assess independence, the Board was provided with information about relationships between the independent directors (and their immediate family members and affiliated entities) and Morgan Stanley and its affiliates, including information about the director’s professional experience and affiliations. In making its determination as to the independent directors, the Board reviewed the categories of relationships between Morgan Stanley and the directors described above and the following specific relationships under those Director Independence Standards:

•

Commercial relationships (such as financial services offered by the Company to clients in the ordinary course of the Company’s business) in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers (Messrs. Davies and Kleinfeld, Ms. Olayan and Dr. Tyson). In each case the fees the Company received were in compliance with the Director Independence Standards and NYSE rules, and did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years and were considered immaterial.

•

Director’s utilization of Morgan Stanley products and services offered by the Company as a client of the Company (such as Wealth Management brokerage accounts and investments in funds sponsored by the Company) in the ordinary course of the Company’s business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Glocer, Herz, Kidder, Owens, Sexton, Dr. Tyson and Mr. Wilkins). In each case the provision of such products and services were in compliance with the Director Independence Standards and NYSE rules and were considered immaterial.

In determining Mr. Sexton’s independence, the Board (other than Mr. Sexton) considered that, as a former employee of the Company, the Company provided Mr. Sexton with access to medical insurance, for which Mr. Sexton paid the full cost, and determined, consistent with NYSE rules and based upon the facts and circumstances, that the relationship was immaterial to Mr. Sexton’s independence.

Director Attendance at Annual Meeting

The Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All 15 directors who were on the Board at the time attended the 2014 annual meeting of shareholders.

Board Meetings and Committees

Board Meetings. Our Board met 16 times during 2014. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2014 while the director was a member. In addition to Board and committee meetings, our directors also discharge their duties through, among other things, informal group communications and discussions with the Independent Lead Director, Chairman of the Board and CEO, members of senior management and others as appropriate regarding matters of interest.

Committees. The Board’s standing committees, their membership and the number of meetings in 2014 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at www.morganstanley.com/about/company/governance.

•	All members of the Audit Committee, the CMDS Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees.
•

Each member of the CMDS Committee is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

•

The Board has determined that all members of the Audit Committee are independent and “financially literate” within the meaning of current NYSE rules and that the Chair and a majority of the members of the Audit Committee are “audit committee financial experts” within the meaning of current SEC rules.

•

All members of the Risk Committee and Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE, and the Risk Committee membership satisfies other applicable legal and regulatory criteria.

Committee	Current Members	Primary Responsibilities	Meetings Held in 2014
Audit(1)	Robert Herz (Chair) Howard J. Davies Thomas H. Glocer Donald T. Nicolaisen	• Oversees the integrity of the Company’s consolidated financial statements, compliance with legal and regulatory requirements and system of internal controls.	12

•  Oversees risk management and risk assessment guidelines in coordination with the Board, Risk Committee and Operations and Technology Committee and reviews the major legal and compliance risk exposures of the Company.

		• Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services.
		• Oversees the qualifications and independence of the independent auditor and performance of the Company’s internal auditor and independent auditor.
		• After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.
Compensation, Management Development and Succession(2)	Donald T. Nicolaisen (Chair) Erskine B. Bowles C. Robert Kidder Hutham S. Olayan	• Annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and evaluates his performance in light of these goals and objectives. • Determines the compensation of executive officers and other officers and employees as appropriate.	11
		• Administers the Company’s equity-based compensation plans and cash-based nonqualified deferred compensation plans.
		• Oversees plans for management development and succession.
		• Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.

•  Reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

		• See “Compensation Governance” and “Consideration of Risk Matters in Determining Compensation” herein.
Nominating and Governance	James W. Owens (Chair) C. Robert Kidder Klaus Kleinfeld Rayford Wilkins, Jr.	• Identifies and recommends candidates for election to the Board. • Recommends committee structure and membership. • Reviews annually the Corporate Governance Policies.	4
		• Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Independent Lead Director, the Board and its committees.

Committee	Current Members	Primary Responsibilities	Meetings Held in 2014
		• Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.
		• Reviews the Company’s Corporate Political Activities Policy Statement, as well as the Company’s philanthropic programs and social responsibility and environmental matters.
Operations and Technology(3)	Thomas H. Glocer (Chair) Jami Miscik Ryosuke Tamakoshi Rayford Wilkins, Jr.	• Oversees the Company’s operations and technology strategy and significant investments in support of such strategy. • Oversees risk management and risk assessment guidelines and policies regarding operations and technology risk.	4

Risk	Howard J. Davies (Chair) James W. Owens Masaaki Tanaka Laura D. Tyson	• Oversees the Company’s global enterprise risk management framework. • Oversees the major risk exposures of the Company, including market, credit, operational, liquidity, funding, reputational and franchise risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures.	9
		• Oversees the Company’s risk appetite statement, including risk limits and tolerances.
		• Oversees risk management and risk assessment guidelines.
		• Oversees the performance of the Chief Risk Officer.

(1)

Effective January 1, 2015, Mr. Glocer joined the Audit Committee. Effective November 1, 2014, Mr. Sexton concluded service on the Audit Committee. Effective February 1, 2014, Mr. Herz was appointed Chair, and Mr. Nicolaisen concluded service as Chair, of the Audit Committee.

(2)	Effective February 1, 2014, Mr. Nicolaisen was appointed Chair, and Mr. Bowles concluded service as Chair, of the CMDS Committee.
(3)

Effective February 1, 2015, Ms. Miscik joined, and Mr. Davies concluded service on, the Operations and Technology Committee. Effective February 1, 2014, Mr. Wilkins was appointed to, Mr. Glocer was appointed Chair of, and Mr. Nicolaisen concluded service as Chair and a member of, the Operations and Technology Committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.    The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any individual serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:

•	The composition of the Board;

•	The role of the Company’s Independent Lead Director;

•	The Company’s strong corporate governance practices;

•	The CEO’s working relationship with the Board; and

•	The challenges specific to the Company.

The Board has determined that the appointment of a strong Independent Lead Director (as described below), together with a combined Chairman and CEO, serve the best interests of the Company and its shareholders. By serving in both positions, the CEO and Chairman is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Independent Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of CEO and Chairman ensures that the Company presents its message and strategy to shareholders, employees and clients with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our Independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

Independent Lead Director.    The Corporate Governance Policies provide for an independent and active Independent Lead Director that is appointed and reviewed annually by the independent directors with clearly defined leadership authority and responsibilities. Our Independent Lead Director, Erskine B. Bowles, was appointed by our other independent directors and has responsibilities including:

•	Presiding at all meetings of the Board at which the Chairman is not present;

•	Having the authority to call, and lead, sessions composed only of non-management directors or independent directors;

•	Serving as liaison between the Chairman and the independent directors;

•	Advising the Chairman of the Board’s informational needs;

•	Approving the types and forms of information sent to the Board;

•

Approving Board meeting agendas and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items and requesting, if necessary, the inclusion of additional agenda items; and

•	Making himself available, if requested by major shareholders, for consultation and direct communication.

Independent Oversight of Management.    The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

The Board has a majority of independent and non-management directors.    Twelve of the 15 current directors and 11 of the 14 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Director Independence Standards. Fourteen of 15 current directors and 13 of 14 director nominees are non-management directors. All of the Company’s directors are elected annually.

•

The Board’s key standing committees are composed solely of non-management directors.    The Audit Committee, the CMDS Committee, and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and Risk Committee consist of a majority of independent directors and include only non-management directors. The committees provide independent oversight of management.

•

The Board’s non-management directors meet regularly in executive session.    The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, at least annually, the independent directors meet in executive session. These sessions are chaired by the Independent Lead Director.

Board Role in Risk Oversight.    Effective risk management is vital to the success of Morgan Stanley. The Board has oversight for the Company’s global enterprise risk management framework, which integrates the roles of the Company’s risk management functions into a holistic enterprise to facilitate the incorporation of risk assessment into decision-making processes across the Company, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight.

•	The Risk Committee assists the Board in the oversight of:

¡	The Company’s global enterprise risk management framework;
¡

The major risk exposures of the Company, including market, credit, operational, liquidity, funding, reputational and franchise risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures;

¡	The Company’s risk appetite statement, including risk limits and risk tolerance, which are reviewed and approved annually;
¡	The Company’s significant risk management and risk assessment guidelines and policies; and
¡	The performance of the Chief Risk Officer, who reports to the CEO and the Risk Committee.

In fulfilling its duties, the Risk Committee receives reports:

¡

From the Chief Risk Officer, Chief Financial Officer and Corporate Treasurer regarding major risk exposures of the Company, including market, credit, operational, liquidity, funding, reputational and franchise risk and capital;

¡	From the Head of Internal Audit on reviews of risk management, liquidity and capital functions;
¡	From the Company’s Strategic Transactions Committee; and
¡	Regarding significant reputational risk, franchise risk, new product risk, emerging risks and regulated matters relating to its authority.

The Risk Committee reports to the entire Board on a regular basis and the entire Board attends quarterly Risk Committee meetings.

•

The Audit Committee assists the Board and the Risk Committee in the oversight of the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposure, as well as, in coordination with the Risk Committee and the Operations and Technology Committee, guidelines and policies that govern the process for risk assessment and risk management.

•	The Operations and Technology Committee has responsibility for oversight of operations and technology risk.

•

The CMDS Committee works with the Chief Risk Officer and its independent compensation consultant to evaluate whether the Company’s compensation arrangements are consistent with the safety and soundness of the Company or encourage unnecessary or excessive risk-taking and whether any risks arising from the Company’s compensation arrangements are reasonably likely to have a material adverse effect on the Company. See “Executive Compensation – Consideration of Risk Matters in Determining Compensation.”

The committees report to the entire Board on a regular basis.

The Board has also authorized the Firm Risk Committee, a management committee appointed and chaired by the CEO that includes the most senior officers of the Company, including the Chief Risk Officer, Chief Legal Officer and Chief Financial Officer, to oversee the Company’s global enterprise risk management framework. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, liquidity and funding, legal, compliance, operational, franchise and regulatory risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (2014 Form 10-K).

Assessment of Leadership Structure and Risk Oversight. The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses and strategy, and his professional experience and leadership skills uniquely position him to serve as Chairman and CEO, while the Company’s Independent Lead Director position enhances the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Independent Lead Director and the Chairmen of the Audit, CMDS, Risk and Operations and Technology committees provide the appropriate leadership to help ensure effective risk oversight by the Board.

Director Compensation

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2014 with respect to his or her Board service.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)		Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erskine B. Bowles	113,333	250,000		—	—	—	363,333
Howard J. Davies	115,000	250,000		—	—	—	365,000
Thomas H. Glocer	89,167	250,000		—	—	—	339,167
Robert H. Herz	98,750	250,000		—	—	—	348,750
C. Robert Kidder	97,500	250,000		—	—	—	347,500
Klaus Kleinfeld	85,000	250,000		—	—	—	335,000
Jami Miscik*	12,500	125,000		—	—	—	137,500
Donald T. Nicolaisen	106,250	250,000		—	—	—	356,250
Hutham S. Olayan	85,000	250,000		—	—	—	335,000
James W. Owens	105,000	250,000		—	—	—	355,000
O. Griffith Sexton*	70,833	250,000	(5)	—	—	—	320,833
Laura D. Tyson	85,000	250,000		—	—	—	335,000
Rayford Wilkins, Jr.	94,167	250,000		—	—	—	344,167

*	Mr. Sexton retired from the Board and Ms. Miscik joined the Board, in each case, effective November 1, 2014.

(1) Messrs. Gorman, Tamakoshi and Tanaka received no compensation during 2014 for Board service.

(2) Represents the portion of the annual Board and Board committee retainers that was earned, whether paid in cash or deferred at the director’s election, during 2014. Cash retainers for service on the Board and a Board committee during the 2014 service period are paid semi-annually in arrears for the period beginning at the 2014 annual meeting of shareholders (May 13, 2014) and concluding at the 2015 annual meeting of shareholders (May 19, 2015). Amounts in the table represent cash retainers earned for a portion of the 2013 service period (January 1, 2014 to May 13, 2014) and cash retainers earned for a portion of the 2014 service period (May 14, 2014 to December 31, 2014).

The annual Board retainer for the 2014 service period for each director is $75,000. In addition, the Independent Lead Director, each of the Board committee chairs and each Board committee member receives additional annual retainers for the 2014 service period, as set forth in the following table. Retainers are prorated when a director joins the Board or a committee at any time other than at the annual meeting of shareholders, provided that no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting. Directors do not receive meeting fees.

Position	Retainer ($)
Independent Lead Director	30,000

Committee Chairs
Audit Committee	25,000
Compensation, Management Development and Succession Committee	20,000
Nominating and Governance Committee	20,000
Operations and Technology Committee*	20,000
Risk Committee	20,000

Committee Members	10,000

*	Effective August 1, 2014, the Operations and Technology Committee chair fee was increased from $10,000.

Directors can elect to receive all or a portion of their retainers on a current basis in cash or shares of common stock or on a deferred basis under the Directors’ Equity Capital Accumulation Plan (DECAP) in the form of Elective Units. Elective Units are not subject to vesting or cancellation.

Messrs. Bowles, Glocer and Sexton and Mses. Olayan and Miscik deferred all or a portion of their retainers into Elective Units under DECAP. Elective Units in lieu of cash retainers earned for the second half of the 2013 service period were granted in arrears on May 13, 2014 and Elective Units in lieu of cash retainers earned for the first half of the 2014 service period were granted in arrears on November 13, 2014, except that, for Mr. Sexton, such units were granted on November 1, 2014, the date of his retirement. The number of Elective Units granted on May 13, 2014 was based on $30.4180, the number of Elective Units granted on November 13, 2014 was based on $35.8046, and the number of Elective Units granted on November 1, 2014 was based on $35.0071, which, in all cases, represents the volume-weighted average price of the common stock on the grant date.

(3) Represents the aggregate grant date fair value, determined in accordance with the applicable accounting guidance for equity-based awards, of the annual stock unit award for the 2014 service period and, with respect to Ms. Miscik, a prorated initial stock unit award granted during 2014. The aggregate grant date fair value of annual stock units granted on May 13, 2014 is based on $30.4180, and the aggregate grant date fair value of the initial stock units granted to Ms. Miscik on December 1, 2014 is based on $34.9252, which, in each case, represents the volume-weighted average price of the common stock on the grant date. For further information on the valuation of these stock units, see notes 2 and 18 to the consolidated financial statements included in the 2014 Form 10-K.

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the date of the annual meeting of shareholders. The grant date fair value of the initial equity award is $250,000, prorated for service until the annual meeting. The grant date fair value of the annual equity award is $250,000. Initial and annual equity awards are granted 50% in the form of stock units that do not become payable until the director retires from the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). Initial equity awards are fully vested upon grant. Annual equity awards are subject to monthly vesting until the one-year anniversary of the grant date. With respect to Career Units, directors may elect to extend deferral beyond retirement from the Board, subject to specified limitations. With respect to Current Units, directors may choose to defer receipt of the shares underlying Current Units beyond the anniversary of grant and may choose the form of distribution (lump sum or installment payments).

(4) The following table sets forth the aggregate number of shares underlying DECAP stock units outstanding at December 31, 2014.

Name	Stock Units (#)
Erskine B. Bowles	119,772
Howard J. Davies	52,034
Thomas H. Glocer	22,803
Robert H. Herz	21,349
C. Robert Kidder	69,687
Klaus Kleinfeld	22,465
Jami Miscik	3,579
Donald T. Nicolaisen	79,035
Hutham S. Olayan	111,084
James W. Owens	44,980
O. Griffith Sexton	—
Laura D. Tyson	43,413
Rayford Wilkins, Jr.	11,885

(5) 4,122 unvested stock units representing approximately 50% of this stock unit award were cancelled without payment upon Mr. Sexton’s retirement from the Board.

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy (Policy) requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions) where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the Policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain transactions are not subject to the Policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and an entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.

Certain Transactions

Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans or other extensions of credit by our subsidiaries. These extensions of credit are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

Each of MUFG and State Street Corporation (State Street) beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2014, we engaged in transactions in the ordinary course of business with each of MUFG and State Street and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management, lending, securitization and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

As part of the global strategic alliance between MUFG and the Company, the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (MSMS), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the “Joint Venture”). MSMS has continued its sales and trading and capital markets business conducted in Japan. The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise.

Beneficial Ownership of Company Common Stock

Executive Equity Ownership Commitment

Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment that requires them to retain common stock and equity awards equal to 75% of common stock received from equity awards (less allowances for the payment of any option exercise price and taxes) granted to them for service on the Operating Committee. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock price performance. None of our executive officers currently have prearranged trading plans under SEC Rule 10b5-1. Executive officers also are prohibited from engaging in hedging strategies or selling short or trading derivatives involving Morgan Stanley securities.

Director Equity Ownership Requirement

As indicated under “Director Compensation,” our independent directors generally receive an equity award upon initial election to the Board and receive an annual equity award thereafter with a grant date fair value of $250,000 (prorated in the case of the initial award) as part of their director compensation. 50% of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election), which fosters a long-term ownership view.

Stock Ownership of Executive Officers and Directors

We encourage our directors, executive officers and employees to own our common stock; owning our common stock aligns their interests with those of shareholders.

The following table sets forth the beneficial ownership of common stock as of February 27, 2015 by our CEO and the other executive officers named in the “2014 Summary Compensation Table” (our named executive officers or NEOs), directors and director nominees, and by all our directors and executive officers as of February 27, 2015, as a group. As of February 27, 2015, none of the common stock beneficially owned by our directors and NEOs was pledged.

Name	Shares(1)	Underlying Stock Units(2)	Subject to Stock Options Exercisable Within 60 Days	Total(3)
NAMED EXECUTIVE OFFICERS
James P. Gorman	507,967	606,952	1,159,703	2,274,622
Ruth Porat	684,596	142,008	205,764	1,032,368
Gregory J. Fleming	387,111	181,462	259,263	827,836
Colm Kelleher	163,992	299,571	623,524	1,087,087
James A. Rosenthal	160,490	120,389	370,687	651,566

DIRECTORS AND DIRECTOR NOMINEE
Erskine B. Bowles	1,000	120,097	—	121,097
Howard J. Davies	20,690	52,175	—	72,865
Thomas H. Glocer	1,000	22,865	—	23,865
Robert H. Herz	12,969	21,406	—	34,375
C. Robert Kidder	89,675	69,875	—	159,550
Klaus Kleinfeld	14,037	22,526	—	36,563
Jami Miscik	—	3,588	—	3,588
Donald T. Nicolaisen	—	79,249	—	79,249
Hutham S. Olayan	8,000	111,385	—	119,385
James W. Owens	10,194	45,101	—	55,295
Ryosuke Tamakoshi(4)	—	—	—	—
Masaaki Tanaka(4)	—	—	—	—
Perry M. Traquina(5)	—	—	—	—
Laura D. Tyson	26,377	43,531	—	69,908
Rayford Wilkins, Jr.	3,608	11,917	—	15,525

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF FEBRUARY 27, 2015 AS A GROUP (22 PERSONS)	2,157,981	2,170,984	2,974,096	7,303,061

(1) Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares, except with respect to the following shares owned indirectly through family trusts, the sole beneficiaries of which are family members, and custodial accounts: Mr. Gorman – 36,958 shares, 1,400 shares of which he disclaims ownership; Mr. Fleming – 104,550 shares; Mr. Rosenthal – 159,932 shares; and Mr. Bowles – 1,000 shares.

(2) Shares of common stock held in a trust (Trust) corresponding to certain outstanding restricted stock units (RSUs). Directors and executive officers may direct the voting of the shares corresponding to such RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information about the Annual Meeting – How Do I Submit Voting Instructions for Shares Held in Employee Plans?”. Excludes long-term incentive program awards and performance stock units because executive officers may not direct the voting of any shares corresponding to such awards prior to settlement of the award.

(3) Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of February 27, 2015 beneficially owned less than 1% of the common stock outstanding.

(4) Messrs. Tamakoshi and Tanaka were designated by MUFG and elected to the Board pursuant to the Investor Agreement. They are not compensated by Morgan Stanley for their service on the Board. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.

(5) If elected to the Board at the 2015 annual meeting of shareholders, Mr. Traquina, as a non-employee director, will receive an annual equity award under DECAP with a grant date fair value of $250,000 on May 19, 2015. See “Director Compensation” for further details regarding our director compensation arrangements.

Principal Shareholders

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
MUFG(2) 7-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8330, Japan	435,269,905	22.1
State Street(3) One Lincoln Street, Boston, MA 02111	147,766,059	7.5

(1) Percentages based upon the number of shares of common stock outstanding as of the record date, March 23, 2015, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2 and 3 below.

(2) Based on the amended Schedule 13D dated October 3, 2013 filed by MUFG. The amended Schedule 13D discloses that MUFG had sole dispositive and sole voting power with respect to the beneficially owned shares reported, including 3,252,753 shares held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of September 27, 2013 for which MUFG disclaims beneficial ownership.

(3) Based on the Schedule 13G dated February 11, 2015 (as of December 31, 2014) by State Street and State Street Bank and Trust Company, each acting in various fiduciary and other capacities. The Schedule 13G discloses that State Street had shared dispositive power as to 147,766,059 shares and shared voting power as to 147,146,723 shares; and that 79,324,972 shares beneficially owned by State Street Bank and Trust Company, a subsidiary of State Street, are held as trustee on behalf of the Trust that holds shares of common stock underlying certain restricted stock units awarded to employees under various of the Company’s equity-based plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. The Company believes that our reporting persons complied with all Section 16(a) filing requirements during 2014, except that, due to an administrative error on the part of the Company, a late Form 4 was filed on behalf of Paul C. Wirth, the Deputy Chief Financial Officer, to report the withholding of 1,468 shares of common stock to satisfy taxes due upon the vesting of restricted stock units.

Executive Compensation

Compensation Governance

The CMDS Committee currently consists of four (4) directors, including our Independent Lead Director, all of whom are independent members of the Board under the NYSE listing standards and the independence requirements of the Company. The CMDS Committee operates under a written charter adopted by the Board. The CMDS Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the NEOs. In addition, the CMDS Committee administers the Company’s equity incentive plans and cash-based nonqualified deferred compensation plans, including reviewing and approving grants to executive officers. Information on the CMDS Committee’s processes, procedures and analysis of NEO compensation for 2014 is addressed in the “Compensation Discussion and Analysis” (CD&A).

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•

Retains its own independent compensation consultant to provide advice to the CMDS Committee on executive compensation matters and evaluates the independence of such consultant and other advisors as required by any applicable law, regulation or listing standard. The independent compensation consultant generally attends all CMDS Committee meetings, reports directly to the CMDS Committee Chair and meets with the CMDS Committee without management present. In addition, the Chair of the CMDS Committee regularly engages with the CMDS Committee’s compensation consultant, without management present, outside of the CMDS Committee meetings.

•	Regularly reviews the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives.

•	Regularly reviews the Company’s achievements with respect to execution of long-term strategy and evaluates executive performance in light of such achievements.

•	Regularly reviews legislative and regulatory developments affecting compensation in the U.S. and globally.

•

Annually reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

•

Grants senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year, both on a year-over-year basis and as compared to our key competitors.

•	Oversees plans for management development and succession.

•	Regularly meets throughout the year and regularly meets in executive session without the presence of management or its compensation consultant.

•	Receives materials for meetings in advance, and the Chair of the CMDS Committee participates in pre-meetings with management to review the agendas and materials.

•	Regularly reports on its meetings to the Board.

As mentioned above, to perform its duties, the CMDS Committee retains the services of a qualified and independent compensation consultant that possesses the necessary skill, experience and resources to meet the CMDS Committee’s needs and that has no relationship with the Company that would interfere with its ability to provide independent advice. The CMDS Committee’s compensation consultant, Pay Governance, assists the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and advises the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design. Other than the aforementioned consulting services, Pay Governance does not provide other services to the Company or its executive officers. The Company has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the CMDS Committee.

The Company’s Human Resources department acts as a liaison between the CMDS Committee and its independent consultant and also prepares materials for the CMDS Committee’s use in making compensation decisions. Separately, the Human Resources department may itself engage third-party compensation consultants to assist in the development of compensation data and analyze potential compensation structures to inform and facilitate the CMDS Committee’s deliberations.

The principal compensation plans and arrangements applicable to our NEOs are described in the CD&A and the tables in the “Executive Compensation” section. The CMDS Committee may delegate the administration of plans and arrangements as appropriate, including to executive officers of the Company and members of the Company’s Human Resources department. The CMDS Committee may also create subcommittees with authority to act on its behalf. Significant delegations made by the CMDS Committee include the following:

•

The CMDS Committee has delegated to the Equity Awards Committee (which consists of the CEO) its authority to make special new hire and retention equity awards; however, this delegation of authority does not extend to awards to our executive officers and certain other senior executives of the Company. Awards granted by the Equity Awards Committee are subject to a share limit imposed by the CMDS Committee and are reported to the CMDS Committee on a regular basis.

•

The CMDS Committee has delegated to the Chief Operating Officer its authority to administer the Company’s cash-based nonqualified deferred compensation plans, including the Morgan Stanley Compensation Incentive Plan (discussed in the CD&A); however, the CMDS Committee has sole authority relating to grants of cash-based nonqualified deferred compensation plan awards to, or amendments to such awards held by, executive officers and certain other senior executives, material amendments to any such plans or awards, and the decision to implement certain of these plans in the future.

Our executive officers do not engage directly with the CMDS Committee in setting the amount or form of executive officer compensation. However, as discussed in the CD&A, as part of the annual performance review for our executive officers other than the CEO, the CMDS Committee considers our CEO’s assessment of each executive officer’s individual performance, as well as the performance of the Company and our CEO’s compensation recommendations for each executive officer, other than himself.

Annual equity and cash-based incentive awards are typically granted by the CMDS Committee after the end of the year. This schedule coincides with the time when year-end financial results are available and the CMDS Committee can evaluate individual and Company performance as described in the CD&A. Special equity and cash-based incentive awards are generally approved on a monthly basis; however, they may be granted at any time, as deemed necessary for new hires, promotions or recognition or retention purposes. We do not coordinate or time the release of material information around our grant dates in order to affect the value of compensation.

Consideration of Risk Matters in Determining Compensation

The CMDS Committee works with the Company’s Chief Risk Officer and the CMDS Committee’s independent compensation consultant to evaluate whether the Company’s compensation arrangements encourage unnecessary or excessive risk-taking and whether risks arising from the Company’s compensation arrangements are reasonably likely to have a material adverse effect on the Company. Morgan Stanley is a financial institution that engages in significant trading and capital market activities that are subject to market and other risks. The Company employs risk management practices, including trading limits, marking-to-market positions, stress testing and employment of models. The Company believes in pay-for-performance and as a result also evaluates its compensation programs to recognize these risks.

In 2014, the Chief Risk Officer met with representatives from the Company’s Human Resources and Legal departments to evaluate each compensation program across each of the Company’s major areas – Institutional Securities, Wealth Management, Investment Management and Company/Infrastructure – and to identify whether there were any material risks to the Company arising from such compensation programs, including those programs in which our NEOs participate. The review covered numerous programs, including equity and cash-based deferred compensation programs, discretionary bonus programs and performance-based formulaic bonus programs. The working group reviewed a number of factors, including the eligibility, form of payment, applicable performance measures, vesting, clawback and cancellation provisions and governance and oversight aspects of each program.

In 2014, the Chief Risk Officer concluded that Morgan Stanley’s current compensation programs do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The following are among the factors considered in making his determination:

•	Our balance of fixed compensation and discretionary compensation;

•	Our balance between short-term and long-term incentives;

•	Our mandatory deferrals into both equity-based and cash-based incentive programs;

•	The governance procedures followed in making compensation decisions, including our rigorous up-front risk adjustment process for assessing performance based on financial, capital and risk metrics;

•	The risk-mitigating features of our awards, such as cancellation and clawback provisions; and

•	Our equity ownership commitment.

The Chief Risk Officer reviewed his findings with the CMDS Committee and its independent compensation consultant. It is intended that the Chief Risk Officer will continue to evaluate any new incentive arrangements for the NEOs and material arrangements for other employees, report periodically to the CMDS Committee and be involved in the design and assessment of our incentive arrangements to the extent appropriate or required under applicable law.

In addition to the foregoing, together with senior management, the CMDS Committee oversees the Company’s controls regarding the year-end compensation process. These controls are structured to help eliminate incentives for excessive risk-taking and have been designed to be consistent with the Federal Reserve Board’s principles for safety and soundness. Such controls include:

•	Sizing the incentive compensation pool to more fully consider risk-adjusted returns, compliance with risk limits and the market and competitive environment;

•	Allocating the incentive compensation pool among businesses after consideration of the businesses’ returns on certain financial and return on capital metrics;

•	For more senior-level employees, delivering a substantial portion of compensation in mandatory multi-year deferrals subject to clawback and cancellation provisions; and

•

Directing compensation managers to consider clawback and cancellation events and an employee’s risk management activities and outcomes in making compensation decisions, and undertaking a rigorous review process by the independent control functions to identify potential clawback and cancellation situations.

Compensation Discussion and Analysis

The CD&A is comprised of the following sections:

I.	Executive Summary

The Compensation, Management Development and Succession (CMDS) Committee of the Board is responsible for the pay structure and decisions that are outlined in this CD&A. The CMDS Committee considers multiple factors to ensure that the compensation program is highly motivating, competitive, and shareholder-aligned and reflects best practices in corporate governance, risk management and regulatory principles. The CMDS Committee, with the advice of its independent compensation consultant, Pay Governance, places performance at the forefront of the executive compensation program. This performance orientation is demonstrated in the structure of executive compensation, the performance results that drive compensation decisions, and the resulting executive compensation decisions for the CEO, James Gorman, and the other NEOs.

I.A.  2014 Performance Highlights

In its assessment of 2014 results, the CMDS Committee considered the improvement in the Company’s business results relative to 2013 and continued progress on important strategic priorities, which resulted in industry leading shareholder returns for the second consecutive year. On February 25, 2015, following the CMDS Committee’s assessment of Morgan Stanley’s 2014 performance for compensation purposes in January 2015, legal reserves were increased by $2.8 billion for legacy (pre-2008) residential mortgage matters (the “subsequent event”)(1). The CMDS Committee subsequently determined that its 2014 compensation decisions for the CEO and other NEOs should not change. Section III.B contains more details about Company performance; see also Section V. “Notes to the Compensation Discussion and Analysis.”

Business Results(2)(3)

•

Net revenues and income from continuing operations applicable to Morgan Stanley excluding the impact of the subsequent event increased in 2014 from 2013, both as reported and excluding the impact of Debt Valuation Adjustment (DVA)(4)

•	Return on average common equity (return on equity or ROE) excluding the impact of the subsequent event showed improvement from the prior year, both as reported and excluding the impact of DVA

•	Overall business performance continued to be strong:

¡	Continued top rankings in advisory and equity underwriting within Investment Banking – #1 in global IPOs and #2 in global announced M&A(5)

¡	Equity Sales and Trading remains a top franchise in the industry – #1 in revenue wallet share(5)

¡	Performance below expectations in Fixed Income and Commodities Sales and Trading with plans for improvement in ROE

¡	Wealth Management pre-tax margin(6) increased in 2014 from 2013, reflecting continued improvement through revenue growth and cost discipline

¡	Investment Management continued to have good performance with increased average assets under management and net positive flows

Summary of Company Results
$ Millions
	As Reported		Excluding DVA(4)
	2013	2014	2013	2014
Net Revenues(7)	$32,493	$34,275	$33,174	$33,624

Income from Continuing Operations Applicable to Morgan Stanley(7)	$2,975	$3,481	$3,427	$3,063

Return on Equity(7)	4%	5%	5%	4%

Income from Continuing Operations Applicable to Morgan Stanley, excluding the Subsequent Event(1)(8)		$6,151		$5,733

Return on Equity, excluding the Subsequent Event(9)		9%		8%

Strategic Execution

•	Morgan Stanley continued to execute its strategy and made progress on the key strategic objectives that were expressed as part of the strategic update at the beginning of 2014

Strategic Objective	2014 Progress

Continue to improve Wealth Management margins through cost discipline and revenue growth	Increased Wealth Management pretax margin(6) from 18% in 2013 to 20% in 2014(7) On track to achieve stated goal of 22-25% by year-end 2015

Improve Fixed Income and Commodities ROE: risk-weighted assets (RWAs) reductions and strategic solution for Commodities

Reduced Basel III RWAs(10) in Fixed Income and Commodities from $280 billion at year-end 2012 to $210 billion at year-end 2013 and $188 billion at year-end 2014 (excluding lending)

On track to achieve year-end 2015 target of <$180 billion

Sold/divested TransMontaigne Inc. and CanTerm Canadian Terminals. Committed to selling Global Oil Merchanting business

Additional expense reductions and improvement in expense ratios

Non-compensation efficiency ratio (adjusted non-compensation expenses / net revenue) improved from 30% in 2013 to 29% in 2014(11)

Institutional Securities incentive compensation restructured in order to reduce compensation to net revenue ratio to 39% or less starting in 2015

Progress regarding Morgan Stanley-specific growth opportunities: most notably, the U.S. Bank

Combined U.S. Bank assets increased 21%, from $125 billion at year-end 2013 to $151 billion at year-end 2014

Combined U.S. Bank loan balances grew 70%, from $35.0 billion at year-end 2013 to $59.6 billion at year-end 2014(12)

Strategic Objective	2014 Progress
Steadily increase capital return to shareholders

Increased payout ratio from 24% in 2013 to 30% in 2014

Received a non-objection from the Federal Reserve for the Company’s 2014 capital plan to repurchase up to $1 billion of common stock through 1Q 2015 and increase the quarterly common stock dividend from $0.05 to $0.10 beginning in 2Q 2014

Achieve returns that meet and exceed cost of capital	Improved ROE excluding the impact of DVA(4) and the subsequent event(1)(9) from 5% in 2013 to 8% in 2014, making strong progress toward 10% and higher goal

Shareholder Returns

•	Morgan Stanley shareholders benefited in 2014 from progress against strategic goals, strong business results and effective execution

¡          Stock price increased from $31.36 to $38.80 during 2014

¡          Total shareholder return (TSR)(13) on an absolute basis was 25%, substantially outperforming the average of our five U.S. peers and nine global peers

I.B.  Executive Compensation Structure and Target CEO Compensation Range

Our executive compensation program rewards achievement of Morgan Stanley’s financial and strategic objectives, in addition to individual performance. The ultimate pay opportunities for the CEO and other NEOs are based on the CMDS Committee’s judgment, which is informed by consultation with the full Board and an assessment of the Company’s business results, strategic execution and shareholder returns described in this CD&A.

Pay opportunity in a given year is delivered in a combination of fixed compensation (generally, base salary), cash bonus, deferred cash, restricted stock units (RSUs) and a long-term incentive program (LTIP) award in the form of performance stock units. A significant portion of the pay opportunity is deferred, awarded in equity, subject to future stock price performance and cancellation and clawback and, in the case of LTIP awards, subject to future achievement of specified financial targets. Sections IV.B and IV.C contain more detail about the elements of our compensation program.

In 2014, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for the CEO pay opportunity of $23 million or more for superior performance to $13 million or less for performance substantially below expectations. This target range is reviewed annually and serves as a guideline for the CMDS Committee. To inform its decision-making with respect to the appropriate target range, the CMDS Committee considers compensation information for peer companies as described in Section III.A under “Benchmarking Target CEO Pay.” The 2014 CEO pay opportunity was evaluated based on the CMDS Committee’s assessment of Morgan Stanley’s performance and Mr. Gorman’s individual performance as described in Section I.C.

I.C.  2014 CEO Performance and Compensation Decision

Our strong business results, strategic execution and shareholder returns are reflected in the 2014 pay decisions for the CEO and other NEOs. 2014 CEO compensation was based on the CMDS Committee’s assessment of Morgan Stanley’s performance and shareholder returns as strong, with room for continued progress, and Mr. Gorman’s individual performance as exceeding expectations. The CMDS Committee has applied a consistent approach to align pay with performance and determined that Company and individual performance warranted a pay opportunity for Mr. Gorman of $22.5 million for 2014.

Similar to the process for determining CEO compensation, the CMDS Committee weighed the Company’s overall business performance, performance for shareholders and progress toward strategic objectives to establish compensation for the remaining NEOs. Section III.B contains more details about individual NEO performance and Section IV.A contains the 2014 compensation decisions for each NEO.

I.D.  2014 CEO Compensation Elements

Mr. Gorman’s pay opportunity was delivered in a combination of base salary, cash bonus, deferred cash, deferred equity, and LTIP award, as outlined in the chart below. A significant portion of the pay opportunity for Mr. Gorman is deferred, awarded in equity and subject to future-oriented performance goals. We believe this approach to executive compensation is consistent with shareholder alignment, executive motivation, best practices, and regulatory principles.

On December 1, 2014, the CMDS Committee approved a change in the compensation structure that reduced the average deferral of discretionary incentive compensation from an approximate 80% to an approximate baseline of

50% (with more highly compensated employees continuing to be subject to higher deferral levels). With its business strategy in place and greater financial stability, the Company was in a position to change the level of deferrals. We believe the Company’s new deferral levels are more consistent with deferral levels at our global peers and remain at the high end of historical deferral levels of our U.S. peers. This change in Morgan Stanley’s deferral approach affects employees who received discretionary deferred compensation, including the CEO and the other NEOs – whose deferral levels, however, remain well above the average with Mr. Gorman’s deferral level at 72%.

*	The CEO pay opportunity of $22.5 million is the amount the CMDS Committee awarded to the CEO in early 2015 for 2014 performance. This amount differs from, but is not a replacement for, the disclosure required in the “2014 Summary Compensation Table.”

With the exception of Mr. Kelleher, who is identified as “Code Staff” and whose deferred compensation structure is prescribed by the remuneration code of the U.K. Prudential Regulatory Authority, the NEOs received their 2014 compensation in the same form as described in the chart above. Section IV.A contains the 2014 compensation decisions for each NEO.

I.E.  “Say on Pay” Vote in 2014 and Shareholder Engagement

Morgan Stanley is committed to open and ongoing communication with our shareholders, and takes the opportunity to engage with shareholders to understand their perspective and provide information about Morgan Stanley’s programs, performance assessment, and decision-making process. Morgan Stanley holds an advisory vote on executive compensation (“Say on Pay”) each year.

A substantial majority (92%) of the votes cast at the May 2014 annual meeting of shareholders were in favor of the “Say on Pay” proposal. In anticipation of the 2015 “Say on Pay” vote, Company management solicited feedback from shareholders and from proxy advisory firms on the Company’s 2014 compensation program, and conveyed the feedback received and the results of the 2014 “Say on Pay” vote to the CMDS Committee.

The CMDS Committee will continue to factor shareholder feedback, including the “Say on Pay” vote results, into its consideration of executive compensation structure and determination of NEO pay levels.

II.	Compensation Objectives and Strategy

Morgan Stanley is committed to responsible and effective compensation programs. The CMDS Committee continually evaluates the Company’s compensation programs with a view toward balancing the following key objectives, all of which support shareholders’ interests:

•

Deliver Pay for Sustainable Performance.    Our executive compensation program emphasizes discretionary variable annual performance compensation and long-term incentive compensation (LTIP awards) with specific financial targets. Variable annual performance compensation and long-term incentive compensation are adjusted year-over-year to appropriately reward annual achievement of the Company’s financial and strategic objectives. In addition, long-term incentive compensation serves shareholders’ interests by conditioning payment upon future performance that executes on the Company’s long-term business strategy. The structure of the Company’s compensation program balances the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance.

•

Align Executive Compensation with Shareholders’ Interests.    The Company delivers a significant portion of incentive compensation in deferred equity awards to align employee interests with those of shareholders. The CMDS Committee believes that linking compensation amounts to performance and delivering a significant portion of annual and long-term incentives as deferred equity awards that are impacted, up or down, by future stock price performance and are subject to cancellation and clawback over a multi-year period, help motivate executives to achieve financial and strategic goals. In addition, members of the Operating Committee, which includes all of the NEOs, are required to retain shares and equity awards at least equal to 75% of the after-tax shares they receive as compensation for service on the Operating Committee. Executives are also prohibited from engaging in hedging strategies, selling short or trading derivatives with Company securities. These policies tie a significant portion of our executive officers’ compensation directly to the Company’s stock price. Our executives also do not engage in pre-established written plans for trading in Company securities, commonly referred to as “Rule 10b5-1 programs.”

•

Attract and Retain Top Talent.    The Company competes for talent globally with investment banks, commercial banks, brokerage firms, hedge funds and other companies offering financial services, and the Company’s ability to sustain or improve its position in this highly competitive environment depends substantially on our ability to continue to attract and retain the most qualified employees. In support of our recruitment and retention objectives, we continually monitor competitive pay levels and we structure our incentive awards to include vesting, deferred payment, and cancellation and clawback provisions that protect the Company’s interests.

•

Mitigate Excessive Risk-Taking.    The CMDS Committee is committed to responsible and effective compensation programs that mitigate excessive risk-taking by employees. The CMDS Committee is advised by the Company’s Chief Risk Officer and the CMDS Committee’s independent compensation consultant to help ensure that the structure and design of compensation arrangements disincentivize unnecessary or excessive risk-taking that threatens the Company’s interests or gives rise to risk that could have a material adverse effect on the Company. The Chief Risk Officer evaluated Morgan Stanley’s current compensation programs and determined that such programs do not encourage such behavior, due in part to (i) our balance of fixed compensation and variable compensation; (ii) our balance between short-term and long-term incentives; (iii) our mandatory deferrals into both equity-based and cash-based incentive programs; (iv) the governance procedures followed in making compensation decisions; (v) the risk-mitigating features of our awards, such as cancellation and clawback provisions; and (vi) our equity ownership commitment. (See also “Compensation Governance – Consideration of Risk Management in Determining Compensation.”)

III.	Framework for Making Compensation Decisions

III.A.	Factors Considered in 2014 Compensation Decisions

The 2014 compensation of the NEOs was determined at the discretion of the CMDS Committee after consideration of Company business results and strategic performance and individual performance, as well as competitor compensation data and, with respect to the CEO, benchmarking data, and other considerations set forth below.

•

Company and Individual Performance Review.    To inform its use of discretion in determining NEO compensation for 2014, the CMDS Committee evaluates Company and individual performance. The CMDS Committee does not utilize formulaic or non-formulaic financial performance goals or targets, and performance metrics are not assigned any specific weighting for purposes of determining the compensation awarded to the CEO or other NEOs. As market conditions and the macroeconomic environment impact the financial services industry and can change dramatically during a year, the CMDS Committee assesses financial performance at the end of the year in light of the most recent facts and circumstances.

For 2014, the CMDS Committee evaluated Company performance against a number of financial and market metrics on an absolute basis and relative to a comparison group comprised of Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG, and Wells Fargo & Company (Comparison Group). Our Comparison Group consists of companies that either directly compete with us for business and/or talent or are global organizations with scope, size or other characteristics similar to those of the Company. No single financial or market metric controlled compensation decisions; rather, competitor data were used to help the CMDS Committee better understand Company performance.

•

Performance Priorities.    The CMDS Committee and the full Board review performance priorities at the beginning of each year to guide their evaluation of Company and individual performance throughout the year. To inform its use of discretion in determining NEO compensation for 2014, the CMDS Committee reviewed performance priorities in the following areas:

•	Financial performance

•	Business performance and development for each primary business unit

•	The strategic alliance with MUFG

•	Financial and operational risk controls

•	Operations and technology & data infrastructure

•	Firm compensation and development

•	Board assessment of risk culture, leadership, strategy and reputation

These performance priorities are a directional assessment made at the beginning of the year and their attainment or non-attainment does not correspond to any specific compensation decision.

•

Market Data and Review.    The Company uses the Comparison Group to understand market practices and trends and to evaluate the competitiveness of our compensation programs and inform its discretionary compensation decisions. Throughout the year, the CMDS Committee reviewed analyses of our competitors’ pay levels, including historical compensation data obtained from public filings and compensation surveys conducted by consultants on an unattributed basis, as well as compensation plan design. The market compensation information considered by the CMDS Committee is either prepared or validated by its independent compensation consultant.

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Benchmarking Target CEO Pay.    The CMDS Committee, in consultation with its independent compensation consultant, established a target range for 2014 compensation for the CEO of $23 million or more for superior performance to $13 million or less for performance substantially below expectations. To inform its decision-making with respect to the appropriate target range, the CMDS Committee reviewed 2013 compensation levels for the following two sample groups, which are intended to reflect institutions of similar size, scope and complexity: (i) the 13 financial companies in the S&P 100 (AIG, Allstate, American Express, Bank of New York Mellon, Capital One Financial, MasterCard, MetLife, US Bancorp and the five U.S. companies within the Comparison Group) and (ii) the five U.S. companies within the Comparison Group. The CMDS Committee then utilized the range of results as a benchmark from which to set a target range for 2014 compensation for the CEO.

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Input and Recommendations from the CEO, Independent Directors and CMDS Committee’s Independent Consultant.    At the end of the year, Mr. Gorman presented the CMDS Committee with accomplishments, performance assessments and compensation recommendations for each NEO other than himself. The CMDS Committee reviewed these recommendations with the CMDS Committee’s independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their compensation. In addition, the CMDS Committee reviewed proposed CEO incentive compensation with the full Board (other than Mr. Gorman) in executive session.

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Compensation Expense Considerations.    Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, allowances, benefits, and commissions) and incentive compensation as a subset of overall compensation expense. This furthers the balancing of the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance.

•

Global Regulatory Principles.    The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. Throughout 2014, senior management briefed the CMDS Committee on relevant regulatory developments, including with regard to the mix of incentive compensation and the portion of compensation that should be deferred for certain populations, as well as principles of balanced risk-taking. For example, the Company is subject to the Federal Reserve’s guidance that is designed to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the organizations’ safety and soundness. The Company is also subject to the current and pending compensation-related provisions of the Dodd-Frank Act and the remuneration code of the U.K. Prudential Regulatory Authority which prescribes the deferred compensation structure for certain employees who are identified as “Code Staff.”

•

Relative Pay Considerations.    We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incent our people to aspire to senior executive roles. At year-end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and between the NEOs and other members of the Operating Committee.

•

Clawback Policies and Procedures.    In 2008, Morgan Stanley implemented a clawback for a substantial portion of incentive compensation, and in the years since, we have expanded the application of the clawback to cover all incentive compensation awards and a broad scope of employee behavior. (See Section IV.B “2014 Annual Compensation Program Details.”) The Company’s independent control functions (the Internal Audit, Legal, Risk, Human Resources and Finance departments) take part in an enhanced, formalized review process for identifying and evaluating situations occurring throughout the course of the year that could require clawback or cancellation of previously awarded compensation, as well as adjustments to current year compensation. Clawbacks of previously awarded compensation are reviewed quarterly with a committee of senior management and reported to the CMDS Committee. In addition, the CMDS Committee adopted a policy that sets forth standards for managers on the use of discretion when making annual compensation decisions and considerations for assessing risk management and outcomes.

•

Tax Deductibility.    Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the tax deductibility of compensation for certain executive officers (other than the CFO) that is more than $1 million, unless the compensation qualifies as “performance-based.” To qualify as “performance-based” compensation, the award must be based on objective, pre-established performance criteria approved by shareholders or otherwise qualify as “performance-based” under Section 162(m). While our policy, in general, is to maximize the tax deductibility of compensation paid to executive officers covered under Section 162(m), the CMDS Committee nevertheless may authorize awards or payments that might not be tax deductible if it believes they are in the best interests of the Company and its shareholders.

III.B.	Evaluating Company and Individual Performance

The CMDS Committee considered the factors described below in determining compensation for our NEOs: Mr. Gorman, the CEO; Ms. Porat, the Chief Financial Officer; Mr. Fleming, the President of Wealth Management and Investment Management; Mr. Kelleher, the President of Institutional Securities; and Mr. Rosenthal, the Chief Operating Officer.

•

Company Financial Performance.(1)(2)(3)    Management reviewed the Company’s estimated 2014 financial performance with the CMDS Committee in December 2014, and the CMDS Committee assessed full-year financial results before finalizing compensation decisions in January 2015. The results below for the Company and Institutional Securities are shown both inclusive and exclusive of the impact of the subsequent event(1). The results considered by the CMDS Committee in January 2015 for compensation purposes were exclusive of the impact of the subsequent event.

•

Company-wide.    Morgan Stanley’s TSR(13) was 25% for 2014 and the Company reported improved financial performance over 2013. The Company reported net revenues of $34.3 billion and income from continuing operations applicable to Morgan Stanley of $3.5 billion, or $1.61 per diluted share for 2014. Excluding the impact of DVA and the subsequent event, revenues were $33.6 billion(7) and income from continuing operations applicable to Morgan Stanley was $5.7 billion(8), or $2.74 per diluted share(14).

•

Institutional Securities.    Institutional Securities reported a pre-tax loss from continuing operations of $(58) million in 2014, compared with pre-tax income of $946 million in the prior year. Excluding the impact of DVA(4) and the subsequent event, pre-tax income from continuing operations was $2.1 billion(15), compared with $1.6 billion(15) in 2013. Results were driven by strong performance in its top ranked Institutional Equities and Investment Banking businesses(5), partially offset by lower revenues in Fixed Income and Commodities. In 2014, our Japan securities joint venture with MUFG continued to be successful, achieving the #1 rank in M&A and cross border M&A in Japan league tables(5).

•

Wealth Management.    Wealth Management reported pre-tax income from continuing operations of $3.0 billion compared with $2.6 billion in the prior year, and a pre-tax margin(6) of 20% compared with 18%(7) in 2013. Higher margins reflected increased deposits and asset optimization, higher equity markets, and expense controls.

•

Investment Management.    Investment Management reported pre-tax income from continuing operations of $664 million in 2014 compared with $1.0 billion in the prior year, and a pre-tax margin(6) of 24% compared with 33%(7) in 2013. These results reflect higher average assets under management offset by lower gains on investments in the Merchant Banking and Real Estate businesses and the absence of a carried interest catch-up that occurred in the prior year.

•	Strategic Execution. During 2014, the Company achieved several milestones in connection with its overall strategy to enhance shareholder returns:

•	Achievement of top-three ranking globally in Announced Mergers and Acquisitions and Equity underwriting(5), and the top ranking in Equities Sales and Trading wallet share(5)

•

Reduction of Basel III RWAs(10) in the Fixed Income and Commodities business, on track to achieve our target, with an overall reduction from approximately $280 billion at year-end 2012 and $210 billion at year-end 2013 to $188 billion at year-end 2014 (excluding lending) and continuing to improve capital efficiency

•

Progress toward a strategic solution for the Commodities franchise, with the sale of TransMontaigne and CanTerm Canadian Terminals and commitment to explore strategic options for the Global Oil Merchanting business

•	Increase in Wealth Management pre-tax margins(6) from 18% in 2013 to 20%(7) in 2014

•

Continued execution of bank strategy to support growth in net interest income and lending growth in Wealth Management and Institutional Securities, with increased bank assets and loan balances in 2014 over the prior year

•	Reduction in the non-compensation efficiency ratio (adjusted non-compensation expenses / net revenue)(11)

•	Doubling of the quarterly common stock dividend and share repurchase program over the prior year

As a result of these and other actions, Morgan Stanley’s overall 2014 performance was significantly improved as reflected by TSR of 25%(13), and the Company entered 2015 well positioned strategically and with strong capital and liquidity. While ROE improved, it was still below expectation, and management has articulated a clear path to ROE improvement. These results, as well as the performance indicated above, are reflected in the CMDS Committee’s pay decisions.

•

CEO and Other NEO Performance.    In determining the annual performance compensation of the CEO and other NEOs, the CMDS Committee weighed the Company’s overall financial performance, progress toward strategic objectives, and, as applicable, business unit performance. In addition, the Committee also considered the following individual contributions:

•

Mr. Gorman’s continued outstanding leadership of the Company, including his efforts in articulating and executing a Company-wide strategy to enhance profitability, share price and market capitalization; maintaining sound risk management and controls; and promoting cultural cohesion and engagement among employees.

•

Ms. Porat’s execution of an efficient liquidity and funding program; driving successful capital management processes; working closely with global and U.S. regulators, investors, counterparties and rating agencies; and her leadership with respect to initiatives for talent globally, with particular focus on women throughout the Company.

•

Mr. Fleming’s strong business results for Wealth Management and Investment Management, including increased profit before tax, continued margin improvement and investment performance, transition of the merchant banking/real estate fund business model in light of the Volcker Rule, efforts to increase collaboration with Institutional Securities, and his leadership in improving morale across the businesses.

•

Mr. Kelleher’s strong business results for Investment Banking and Equities Sales & Trading business, including efforts to enhance ROE of Fixed Income and Commodities, increase collaboration with Wealth Management and position Institutional Securities for regulatory changes, and reduced Fixed Income Basel III RWAs ahead of previously determined targets, as well as Mr. Kelleher’s successful management of his global role, global regulatory obligations, and client interactions across many jurisdictions.

•

Mr. Rosenthal’s role in advising the Board of Directors and Operating Committee on the Company’s strategic and cost reduction initiatives; leadership of several support functions including Operations and Technology and Data; chairing of the Financial Holding Company Governance Committee that coordinates important cross-functional operational improvement and regulatory initiatives; and becoming chairman of the Company’s U.S. bank subsidiaries.

IV.	Compensation Decisions and Program

IV.A. Compensation	Decisions

The table below shows how the CMDS Committee viewed its compensation decisions for 2014 for the NEOs. This view differs from, but is not a replacement for, the disclosure required in the “2014 Summary Compensation Table.”

	Mr. Gorman	Ms. Porat	Mr. Fleming	Mr. Kelleher	Mr. Rosenthal
Base Salary(a)	$1,500,000	$1,000,000	$1,000,000	$6,795,386	$1,000,000
Cash Bonus(a)	$4,697,500	$2,897,500	$3,497,500	$383,418	$2,597,500
Deferred Equity Award(b)	$4,422,675	$2,198,675	$2,906,675	$2,579,119	$1,844,675
Deferred Cash-based Award(c)	$5,379,825	$3,003,825	$3,795,825	$1,442,077	$2,607,825

2014 Compensation Total:	$16,000,000	$9,100,000	$11,200,000	$11,200,000	$8,050,000

2015-2017 LTIP Award:(d)	$6,500,000	$3,900,000	$4,800,000	$4,800,000	$3,450,000

Comprehensive Pay Opportunity:	$22,500,000	$13,000,000	$16,000,000	$16,000,000	$11,500,000
Supplemental Award:(a)				$2,000,000

(a)

Mr. Kelleher’s base salary amount includes his 2014 base salary of £625,000 and his 2014 fixed allowances of £3,500,000 (for purposes of the table, such amounts were converted to U.S. dollars using the 2014 average of daily spot rates of £1 to $1.6474). Section IV.B contains more details about Mr. Kelleher’s fixed allowances. Mr. Kelleher’s cash bonus was paid in British pounds sterling in the amount of £232,746 (such amount was converted from U.S. dollars using the 2014 average of daily spot rates of $1 to £0.607). Mr. Kelleher received a supplemental award, consisting of an award of 28,915 RSUs with a grant value of $1 million and a deferred cash-based award under the Morgan Stanley Compensation Incentive Plan (MSCIP) with a grant value of $1 million, in recognition of his continued contributions and commitment to the Company during 2014, as demonstrated in his successful execution of his global role, management of global regulatory obligations, and regular client interactions across many jurisdictions. The supplemental award is scheduled to vest and convert to stock or be paid, as applicable, in three annual installments.

(b)

Mr. Gorman received 127,883 RSUs, Ms. Porat received 63,575 RSUs, Mr. Fleming received 84,048 RSUs, Mr. Kelleher received 74,576 RSUs, and Mr. Rosenthal received 53,339 RSUs (in each case, calculated using the volume-weighted average price of Company common stock of $34.5835 on January 21, 2015, the grant date). The RSUs are scheduled to vest and convert to shares of Company common stock (and cancellation provisions lift) on January 22, 2018, except that 41,698 of Mr. Kelleher’s RSUs are scheduled to vest and convert to shares of Company common stock in three annual installments and 32,878 of Mr. Kelleher’s RSUs are scheduled to vest and convert to shares of Company common stock in July 2015 (in each case, as prescribed by the U.K. Prudential Regulatory Authority).

(c)

Deferred cash-based awards under the MSCIP are scheduled to vest and distribute (and cancellation provisions lift) on January 23, 2017, except that Mr. Kelleher’s award is scheduled to vest and distribute (and cancellation provisions lift) in three annual installments (as prescribed by the U.K. Prudential Regulatory Authority).

(d)

The target number of performance stock units underlying the LTIP award granted to Mr. Gorman is 187,950 stock units, to Ms. Porat is 112,770 stock units, to Mr. Fleming is 138,794 stock units, to Mr. Kelleher is 138,794 stock units, and to Mr. Rosenthal is 99,758 stock units (in each case, calculated using the volume-weighted average price of Company common stock of $34.5835 on January 21, 2015, the grant date).

IV.B. 2014 Annual Compensation Program Details

The following chart provides a brief summary of the principal elements of the Company’s 2014 annual compensation program for our NEOs. Each NEO receives a base salary and is eligible to receive discretionary annual performance compensation for prior-year performance. Annual performance compensation is intended to reward NEOs for achievement of the Company’s financial and strategic objectives over the prior year and is delivered in a mix of a cash bonus, a deferred equity award and a deferred cash-based award.

	Purpose	Features
Base Salary*	An executive’s base salary reflects the executive’s experience and level of responsibility and is intended to be competitive with salaries for comparable positions at competitors.	Base salaries are reviewed periodically and are subject to change for, among other reasons, a change in responsibilities or the competitive environment.
Cash Bonus	Paying a portion of compensation in cash bonus is aligned with competitive pay approaches.	The portion of cash bonus for 2014 reflects the change in deferral approach and is more consistent with practice among the Comparison Group. Higher compensated employees continue to be subject to higher deferral levels.
Deferred Equity Award – RSUs

Equity awards support retention objectives and link realized value to shareholder returns. The terms of the awards serve to mitigate excessive risk-taking.

Equity incentive compensation awards were granted in the form of RSUs.

Awards are cancelable upon termination of employment other than by the Company without cause or by the NEO with 12 months’ advance notice.

Awards are subject to cancellation for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information and solicitation of employees or clients.

Deferred Cash-Based Award – MSCIP	Deferred cash-based awards support retention objectives and mitigate excessive risk-taking. The awards provide a cash incentive with a rate of return based upon notional reference investments.

Awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

Awards to Operating Committee members (including NEOs) are also subject to clawback if the CMDS Committee determines that the Operating Committee member had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions.

*	Mr. Kelleher is identified as “Code Staff” under the remuneration code of the U.K. Prudential Regulatory Authority and, therefore, also receives fixed compensation in the form of allowances based on his specific roles and responsibilities within the Company. Mr. Kelleher’s fixed allowances are payable annually in cash and/or in shares of Company common stock at the end of the relevant year, subject to specified terms and conditions. For 2014, Mr. Kelleher’s fixed allowances were paid in cash. Allowances will be reviewed at least annually and are subject to change for, among other reasons, a change in roles and responsibilities and the regulatory environment.

IV.C.  2015-2017 Long-Term Incentive Program Details

For the past five years, the Company has granted a substantial portion of compensation to key executives in the form of a long-term incentive award that delivers value only if the Company achieves objective performance goals. The LTIP was introduced by the Company in 2013 and builds upon the performance stock unit program of previous years. The LTIP ties a meaningful portion of each executive’s compensation to the Company’s long-term financial performance and reinforces the executive’s accountability for the achievement of the Company’s future financial and strategic goals by directly linking the ultimate realizable award value to prospective performance against core financial measures over a forward-looking three-year period.

•

Award Terms.    The LTIP awards will vest and convert to shares of the Company’s common stock in 2018 only if the Company achieves predetermined performance goals with respect to ROE and relative TSR, as set forth below, over the period beginning January 1, 2015 and ending December 31, 2017. While each key executive was awarded a target number of performance stock units, the actual number of units earned could vary from as few as zero, if performance goals are not met, to as much as 1.5 times target, if performance goals are meaningfully exceeded. No participant will receive any portion of the LTIP award if the threshold performance goals are not met.

The LTIP awards remain subject to cancellation upon certain events until conversion to shares of Company common stock. If, after conversion of the LTIP awards, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then the shares delivered will be subject to clawback by the Company.

•

Performance Goals.    One-half of the target LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011 and (e) specified cumulative catch-up adjustments resulting from changes in, or application of a new, accounting rule that are not applied on a full retrospective basis. If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

**	Relative TSR is determined by subtracting the Index Group TSR from the MS TSR; however, if performance for the period is negative, the multiplier may not exceed 1.00. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

IV.D.  Additional Compensation and Benefits Details.

•

Health and Insurance Benefits.    All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction to similarly situated employees. In the U.S., higher compensated employees pay more to participate in the Company’s medical plan. NEOs are also eligible to participate in Morgan Stanley’s Executive Health Program under which each NEO is eligible to receive Company-funded access to a private primary care physician offering on-call services and an annual executive health care assessment. Upon retirement, NEOs may be eligible to participate in retiree medical coverage under the Morgan Stanley Medical Plan on the same basis as other retired employees.

•

Personal Benefits.    The Company provides limited personal benefits to certain of the NEOs for competitive and security reasons. The Company’s Board-approved policy authorizes the CEO to use the Company’s aircraft. As of January 1, 2010, Mr. Gorman entered into an aircraft time-share agreement with the Company permitting him to reimburse the Company for the incremental cost of his personal use of the Company’s aircraft. Personal benefits provided to NEOs are discussed under the “2014 Summary Compensation Table.”

•

Pension and Retirement.    Company-provided retirement benefits in the U.S. include a tax-qualified 401(k) plan and a frozen tax-qualified pension plan (the Employees Retirement Plan (ERP)). Certain NEOs may also be eligible to participate in the Company’s frozen Supplemental Executive Retirement and Excess Plan (SEREP). The SEREP was originally intended to compensate for the limitations imposed under the ERP and Internal Revenue Code. No NEO is awarded with credited service in excess of his/her actual service under the ERP or SEREP. In 2014, the SEREP was amended to cease further benefit accruals.

•	Severance. NEOs are not contractually entitled to cash severance payments upon termination of employment.

•

Share Usage.    Morgan Stanley pays a significant portion of incentive compensation as deferred equity awards, which aligns the interests of the Company’s employees with those of its shareholders. The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. Since 2009, the Company has requested approval of additional shares to cover only one year of grant needs. In 2014, after a year in which the Company’s stock price increased substantially, the Company expected to have sufficient shares for grants to be made over the next year and, therefore, did not request shareholder approval for additional shares at the 2014 annual meeting of shareholders. The Company has evaluated, as it does annually, whether to return to shareholders to request approval of additional shares at the 2015 annual meeting of shareholders and has determined to request 25 million shares to cover one year of grant needs – this is less than the 47 million shares the Company has repurchased since 2013. In addition, the Company has an active share repurchase program and is authorized by the Board to repurchase up to an additional $3.1 billion of common shares of the Company (85 million shares based on the March 23, 2015 closing price of $36.31) through the end of the second quarter of 2016.

•	Change-in-Control Tax Gross-Up. NEOs are not contractually entitled to any golden parachute excise tax protection upon a change-in-control of Morgan Stanley.

V.	Notes to the Compensation Discussion and Analysis

The following notes are an integral part of the Company’s financial and operating performance described in this CD&A:

(1)

On February 25, 2015, the Company reached an agreement in principle with the United States Department of Justice, Civil Division and the U.S. Attorney’s Office for the Northern District of California, Civil Division (collectively, the Civil Division) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against the Company related to legacy residential mortgage matters. In connection with the resolution of this matter, the Company, subsequent to the announcement of the Company’s 2014 earnings on January 20, 2015, increased previously established legal reserves for this settlement and other legacy residential mortgage matters by $2.8 billion, which increased Other expenses for the year ended December 31, 2014. The subsequent event decreased income from continuing operations by $2.7 billion and diluted earnings per share from continuing operations by $1.35 for the year ended December 31, 2014.

(2)

A detailed analysis of the Company’s financial and operational performance for 2014 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (2014 Form 10-K).

(3)	The information provided herein may include certain non-GAAP financial measures. The reconciliation of such measures to the comparable GAAP figures are included in the 2014 Form 10-K or herein.

(4)

DVA represents the change in fair value of certain of the Company’s long-term and short-term borrowings outstanding resulting from the fluctuation in the Company’s credit spreads and other credit factors. The Company believes that most investors assess its results exclusive of DVA.

(5)

The Company’s capital markets rankings (other than Japan) are reported by Thomson Reuters as of January 16, 2015 for the period of January 1, 2014 to December 31, 2014. For Japan, capital market rankings are reported by Thomson Reuters (on a Japanese fiscal year basis) as of January 5, 2015 for the nine month period of April 1, 2014 to December 31, 2014. Equity Sales and Trading wallet share is based on the sum of the reported revenues for the equity sales and trading businesses of Morgan Stanley and the companies within the Comparison Group, excluding Wells Fargo & Company; where applicable, the reported revenues exclude DVA.

(6)	Pre-tax margin is calculated as income (loss) from continuing operations before taxes as a percentage of net revenues.

(7)

Company net revenues excluding the impact of DVA, income from continuing operations applicable to Morgan Stanley excluding the impact of DVA, earnings per diluted share from continuing operations excluding the impact of DVA, pre-tax margin, return on equity from continuing operations, and return on equity from continuing operations excluding the impact of DVA are non-GAAP financial measures that the Company considers useful measures for investors to assess operating performance. For further information regarding these measures, see pages 57-61 of the 2014 Form 10-K.

(8)

Income from continuing operations applicable to Morgan Stanley excluding the impact of the subsequent event is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. The reconciliation of income from continuing operations applicable to Morgan Stanley from a non-GAAP to GAAP basis is as follows (amounts are presented in millions):

	2013 ($)	2014 ($)
Income from continuing operations applicable to MS, excluding subsequent event – Non-GAAP	2,975	6,151
Subsequent event impact	—	(2,670)
Income from continuing operations applicable to MS – GAAP	2,975	3,481

Additionally, the reconciliation of income from continuing operations applicable to Morgan Stanley, excluding DVA (a current non-GAAP measure utilized by the Company – see note 7 above), to the same measure also excluding the impact of the subsequent event (another non-GAAP measure) is as follows (amounts are presented in millions):

	2013 ($)	2014 ($)
Income from continuing operations applicable to MS, excluding DVA and subsequent event – Non-GAAP	3,427	5,733
Subsequent event impact	—	(2,670)
Income from continuing operations applicable to MS, excluding DVA – Non-GAAP	3,427	3,063

(9)

To determine the return on equity from continuing operations excluding the impact of the subsequent event and the return on equity from continuing operations excluding the impact of DVA and the subsequent event, all non-GAAP measures, both the numerators and denominators, were adjusted to exclude the impact of the subsequent event. The impact on both return on equity measures was approximately 400 basis points.

(10)	The Company calculated its Basel III RWAs under the U.S. Basel III Advanced Approach final rules.

(11)

Non-compensation efficiency ratio is calculated as adjusted non-compensation expenses, divided by net revenues excluding the impact of DVA. The non-compensation efficiency ratio is a non-GAAP financial measure that the Company considers to be a useful measure for investors to assess period to period operating performance. Adjusted non-compensation expenses are calculated as non-compensation expenses, less certain legal and other expenses. The reconciliation of adjusted non-compensation expenses (non-GAAP) to reported non-compensation expenses (GAAP) is as follows (amounts are presented in millions):

	2013 ($)	2014 ($)
Adjusted non-compensation expenses – Non-GAAP	9,791	9,847
Increase in legal expenses, 2013 and 2014, respectively, over 2012 baseline	1,554	3,013
Investments/impairments/write-offs	313	—
Non-compensation expenses – GAAP	11,658	12,860

(12)

U.S. Bank loan balances include loans held for investment and loans held for sale and exclude loans at fair value, which are included in trading assets in the Company’s consolidated statements of financial condition.

(13)	TSR is the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period.

(14)

Earnings per diluted share from continuing operations excluding the impact of DVA and the subsequent event is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. The reconciliation of earnings per diluted share from continuing operations applicable to Morgan Stanley from a non-GAAP to GAAP basis is as follows (based on average diluted shares of 1.97 billion):

2014 ($)
Earnings per diluted share from continuing operations, excluding DVA and subsequent event – Non-GAAP	2.74
DVA impact	0.22
Subsequent event impact	(1.35)
Earnings per diluted share from continuing operations – GAAP	1.61

(15)

Institutional Securities income (loss) from continuing operations before taxes excluding the impact of DVA and the subsequent event is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. The reconciliation of income (loss) from continuing operations before taxes from a non-GAAP to GAAP basis is as follows (amounts are presented in millions):

	2013 ($)	2014 ($)
Income from continuing operations before taxes, excluding DVA and subsequent event – Non-GAAP	1,627	2,089
DVA impact	(681)	651
Subsequent event impact	—	(2,798)
Income (loss) from continuing operations before taxes – GAAP	946	(58)

Compensation, Management Development and Succession Committee Report

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Respectfully submitted,

Donald T. Nicolaisen, Chair

Erskine B. Bowles

C. Robert Kidder

Hutham S. Olayan

2014 Summary Compensation Table

The following table summarizes the compensation of our named executive officers in the format specified by the SEC. Our NEOs are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as determined by their total compensation for the year ended December 31, 2014 set forth in the table below, excluding, in accordance with SEC rules, the amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year-end that were awarded for performance in that year. Through 2014, our annual equity awards relating to performance in a year are made shortly after year-end. Therefore, compensation in the table includes not only non-equity compensation awarded for services in the applicable year but, in the case of stock awards and option awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-based compensation. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2014 performance (which, in accordance with SEC rules, are in large part not reflected in the Summary Compensation Table) can be found in the CD&A.

Name and Principal Position	Year(1)	Salary ($)(2)		Bonus ($)(3)		Stock Awards ($)(4)(5)	Option Awards ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James P. Gorman	2014	1,500,000		10,077,325		11,241,190	—	195,398	256,131	23,270,044
Chairman and	2013	1,500,000		5,408,000		4,349,344	2,624,999	497,893	28,327	14,408,563
Chief Executive Officer	2012	800,000		2,575,000		6,984,208	—	292,454	20,552	10,672,214

Ruth Porat*	2014	1,000,000		5,901,325		7,476,460	—	388,313	16,746	14,782,844
Executive Vice	2013	1,000,000		3,623,000		5,439,519	—	25,307	16,103	10,103,929
President and	2012	750,000		2,250,000		4,800,178	—	278,030	15,497	8,093,705
Chief Financial Officer

Gregory J. Fleming	2014	1,000,000		7,293,325		9,147,181	—	—	—	17,440,506
Executive Vice	2013	1,000,000		4,473,000		3,479,475	2,425,000	—	—	11,377,475
President and President of Wealth Management and Investment Management	2012	750,000		2,425,000		5,100,174	—	—	—	8,275,174

Colm Kelleher	2014	6,795,386	(8)	2,825,495	(9)	9,348,854	—	735,935	317,127	20,022,797
Executive Vice	2013	978,102		4,293,225		3,479,475	2,411,665	792,321	385,313	12,340,101
President and President of Institutional Securities	2012	776,661		2,411,670		4,232,218	—	576,399	279,045	8,275,993

James A. Rosenthal	2014	1,000,000		5,205,325		6,474,027	—	12,384	10,400	12,702,136
Executive Vice President	2013	1,000,000		3,113,000		3,189,519	2,024,997	—	10,200	9,337,716
and Chief Operating Officer

*	On March 24, 2015, the Company announced that Ms. Porat would leave the Company on April 30, 2015.

(1) For Mr. Rosenthal, compensation is not shown for 2012 because he was not a NEO in 2012.

(2) Includes any elective deferrals to the Company’s employee benefit plans.

(3) Includes any elective deferrals to the Company’s employee benefit plans. For 2014, includes 2014 annual cash bonus amounts paid in February 2015 and amounts awarded in January 2015 under MSCIP for performance in 2014:

Name	2014 Cash Bonus ($)	2014 MSCIP Award ($)	Total ($)
James P. Gorman	4,697,500	5,379,825	10,077,325
Ruth Porat	2,897,500	3,003,825	5,901,325
Gregory J. Fleming	3,497,500	3,795,825	7,293,325
Colm Kelleher	383,418	2,442,077	2,825,495
James A. Rosenthal	2,597,500	2,607,825	5,205,325

With the exception of Mr. Kelleher’s award, the 2014 MSCIP awards are scheduled to vest and be distributed on January 23, 2017. Mr. Kelleher’s 2014 MSCIP award is scheduled to vest and be distributed according to the following schedule as prescribed by the U.K. Prudential Regulatory Authority: 1/3 on January 25, 2016, 1/2 of the remaining balance on January 23, 2017, and the remaining balance on January 22, 2018. 2014 MSCIP awards are subject to cancellation and clawback. For further details on 2014 MSCIP awards, see the CD&A.

(4) For 2014, consists of RSUs granted on January 21, 2014 for performance in 2013 and forward-looking 2014 LTIP awards granted on January 21, 2014, the realizable value of which is dependent entirely on the satisfaction of predetermined performance goals over a three-year performance period. For further details on 2013 RSUs and 2014 LTIP awards, see “2014 Grants of Plan-Based Awards Table.”

(5) Represents aggregate grant date fair value of awards granted during the applicable period determined in accordance with the applicable accounting guidance for equity-based awards. Therefore, values disclosed in the table include the values of awards granted during the applicable period for service during the prior year, as well as forward-looking performance-based compensation. NEOs do not realize the value of equity-based awards until the awards are settled or exercised. The actual value that a NEO will realize from these awards is determined by future Company performance and share price, and may be higher or lower than the amounts indicated in the table.

The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2014. The aggregate grant date fair value of RSUs included in the table is based on the volume-weighted average price of the common stock on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. The aggregate grant date fair value of 2014 LTIP awards included in the table is based on the volume-weighted average price of common stock on the grant date as well as the probable outcome of the performance conditions as of the grant date as determined in accordance with applicable accounting guidance for equity-based awards. The value of the 2014 LTIP awards on the grant date, based on the volume-weighted average price of the common stock on the grant date and assuming that the highest level of performance conditions will be achieved, is $9,000,000 for Mr. Gorman; $6,000,000 for Ms. Porat; $7,250,000 for Messrs. Fleming and Kelleher; and $5,250,000 for Mr. Rosenthal.

	Stock Unit Awards Granted During 2014 ($)
Name	2013 RSUs	2014 LTIP Awards	Total
James P. Gorman	5,092,000	6,149,190	11,241,190
Ruth Porat	3,377,000	4,099,460	7,476,460
Gregory J. Fleming	4,193,667	4,953,514	9,147,181
Colm Kelleher	4,395,340	4,953,514	9,348,854
James A. Rosenthal	2,887,000	3,587,028	6,474,027

For further information on the valuation of the Company’s RSUs and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2014 Form 10-K.

(6) The following table lists the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation plans for the NEOs for 2014.

Name	2014 Change in Pension Value ($)(a)	2014 Above-Market Earnings on Nonqualified Deferred Compensation ($)(b)
James P. Gorman	18,374	177,024
Ruth Porat	380,596	7,717
Gregory J. Fleming	—	—
Colm Kelleher	458,966	276,969
James A. Rosenthal	—	12,384

(a)

The “2014 Change in Pension Value” equals the aggregate increase from December 31, 2013 to December 31, 2014 in the actuarially determined present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period. NEOs experienced an increase in the present value of their accumulated benefits from December 31, 2013 to December 31, 2014 primarily due to a decrease in the discount rates described below and the Company’s adoption of a new mortality table. The present values at December 31, 2014 are based on the RP-2014 mortality tables projected generationally with Scale MP-2014 and discount rates of 4.07% for the ERP, 3.83% for the Excess Plan component and 3.80% for the SERP component of the SEREP. The present values at December 31, 2013 are based on Pension Protection Act generational annuitant mortality tables and discount rates of 4.91% for the ERP, 4.68% for the Excess Plan component and 4.59% for the SERP component of the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the NEO can receive unreduced benefits under that plan or current age, if greater. Mr. Fleming and Mr. Rosenthal do not have values shown because they are not eligible for any of the Company-sponsored defined benefit plans.

(b)

The “Above-Market Earnings on Nonqualified Deferred Compensation” for 2014 equals the aggregate increase, if any, in the value of the NEOs’ accounts under the Company’s nonqualified deferred compensation plans at December 31, 2014 (without giving effect to any distributions made during 2014) from December 31, 2013 that are attributable to above-market earnings. Such amounts do not reflect the overall performance of the NEOs’ accounts since the grant date of the applicable award, which in some cases may reflect a loss. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the earnings credited on deferred compensation.

(7) The “All Other Compensation” column for 2014 includes (a) contributions made by the Company under our defined contribution plans with respect to such period and (b) perquisites and other personal benefits, as detailed below. Perquisites are valued based on the aggregate incremental cost to the Company. Any of the perquisites and other personal benefits listed below but not separately quantified do not individually exceed the greater of $25,000 or 10% of the total amount of all perquisites received by the NEO. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)

Mr. Gorman, Ms. Porat and Mr. Rosenthal each received a matching contribution in the Company’s 401(k) Plan (401(k) Plan) for 2014 of $10,400. Ms. Porat received a pension transition contribution in the 401(k) Plan for 2014 of $6,346. All 401(k) Company contributions were allocated according to each NEO’s investment direction on file.

(b)	Mr. Gorman’s amounts include $237,968 related to use of the Company’s aircraft, as well as costs related to use of a Company-furnished car and meals. The value of use of the Company’s aircraft reflects the incremental cost to the Company of one emergency round trip flight to Australia due to a death in Mr. Gorman’s family. The Company imputed income to Mr. Gorman for this flight and did not provide a tax gross-up for such imputed income. The value of use of the Company’s aircraft includes variable costs incurred in connection with personal flight activity, and does not include fixed costs of leasing and operating the Company aircraft. The value was calculated for 2014 based on the incremental cost of personal travel, including: landing, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; and customs, foreign permits and similar fees. Mr. Kelleher’s amounts include $205,887 related to housing and $75,611 for tax preparation services arising from his former expatriate assignment, as well as amounts associated with costs related to medical benefits, use of a car service, and meals.

(8) For 2014, Mr. Kelleher’s base salary was £625,000 and his fixed allowances were £3,500,000. For further details on Mr. Kelleher’s 2014 fixed allowances, see the “Compensation Discussion and Analysis.” The amount of British pounds sterling was converted to U.S. dollars using the 2014 average of daily spot rates of £1 to $1.6474.

(9) Mr. Kelleher’s 2014 cash bonus paid in February 2015 was $383,418, which was paid in British pounds sterling in the amount of £232,746. The amount of U.S. dollars was converted to British pounds sterling using the 2014 average of daily spot rates of $1 to £0.6070.

2014 Grants of Plan-Based Awards Table(1)

The following table sets forth information with respect to RSUs granted to the NEOs in January 2014 for 2013 performance and 2014 LTIP awards granted in January 2014 for forward-looking performance. All RSUs and 2014 LTIP awards are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control.”

Name	Grant Date (mm/dd/ yyyy)	Approval Date (mm/dd/ yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/21/2014	1/13/2014	—	182,883	274,325	—	—	—	6,149,190
	1/21/2014	1/13/2014	—	—	—	155,207	—	—	5,092,000
Ruth Porat	1/21/2014	1/13/2014	—	121,922	182,883	—	—	—	4,099,460
	1/21/2014	1/13/2014	—	—	—	102,933	—	—	3,377,000
Gregory J. Fleming	1/21/2014	1/13/2014	—	147,323	220,984	—	—	—	4,953,514
	1/21/2014	1/13/2014	—	—	—	127,825	—	—	4,193,667
Colm Kelleher	1/21/2014	1/13/2014	—	147,323	220,984	—	—	—	4,953,514
	1/21/2014	1/13/2014	—	—	—	133,972	—	—	4,395,340
James A. Rosenthal	1/21/2014	1/13/2014	—	106,682	160,023	—	—	—	3,587,028
	1/21/2014	1/13/2014	—	—	—	87,997	—	—	2,887,000

(1) The 2014 LTIP awards included in this table are also disclosed in the “Stock Awards” column of the “2014 Summary Compensation Table” and the “2014 Outstanding Equity Awards at Fiscal Year-End Table.” The RSU awards included in this table are also disclosed in the “Stock Awards” column of the “2014 Summary Compensation Table,” the “2014 Option Exercises and Stock Vested Table” and, other than Mr. Kelleher’s Stock Bonus Award (described in note 3 below), the “2014 Nonqualified Deferred Compensation Table.” The 2014 LTIP awards and RSUs were granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan.

(2) The 2014 LTIP awards are scheduled to vest and convert to shares in 2017 only if the Company satisfies predetermined performance goals over the three-year performance period consisting of 2014, 2015 and 2016. One-half of the target 2014 LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target 2014 LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds. MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (e) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis.

**	Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR. In no event may the multiplier exceed 1.00 if MS TSR for the performance period is negative. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

Each NEO is entitled to receive cash dividend equivalents on the 2014 LTIP awards, subject to the same vesting, cancellation and payment provisions as the underlying award.

(3) With the exception of Mr. Kelleher’s awards, the RSUs are scheduled to convert to shares according to the following schedule: 25% on each of January 26, 2015 and January 25, 2016, and the remaining 50% on January 23, 2017. Mr. Kelleher’s RSUs are scheduled to convert to shares in three equal installments on each of January 26, 2015, January 25, 2016 and January 23, 2017, except that 5,820 of Mr. Kelleher’s RSUs (the Stock Bonus Award) vested and converted to shares on July 21, 2014 as prescribed by the U.K. Prudential Regulatory Authority. With the exception of Mr. Kelleher’s Stock Bonus Award, the NEOs are retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant for purposes of this proxy statement. The NEOs are entitled to receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs.

(4) Represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs and 2014 LTIP awards. The aggregate grant date fair value of the RSUs granted on January 21, 2014 is based on $32.8077, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of 2014 LTIP awards is based on the volume-weighted average price of the common stock on the grant date as well as the probable outcome of the performance conditions as of January 21, 2014, as determined in accordance with applicable accounting guidance for equity-based awards. NEOs do not realize the value of equity-based awards until the awards are settled. The actual value that a NEO will realize from these awards is determined by future Company performance and share price, and may be higher or lower than the amounts indicated in the table. In particular, with respect to the 2014 LTIP awards, a NEO may ultimately earn up to 1.5 times the target number of performance units (maximum), or nothing (threshold), based on the Company’s performance over the three-year performance period. For further information on the valuation of the Company’s RSUs and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2014 Form 10-K.

2014 Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses the number of shares covered by unexercised stock options and unvested stock awards held by our NEOs on December 31, 2014. As of December 31, 2014, each NEO is retirement-eligible under his or her RSU award terms and, therefore, all of his or her outstanding RSU awards are considered vested and, in accordance with SEC rules, are not included in this table. Outstanding vested stock awards held by the NEOs on December 31, 2014 are disclosed in the “2014 Nonqualified Deferred Compensation Table.”

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date (mm/dd/ yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
James P. Gorman	354,986	—	51.7552	2/17/2016	—	—	511,163	19,833,132
	56,772	—	66.726	12/12/2016
	424,731	—	30.01	1/21/2018
	161,607	323,220	22.98	1/22/2018

Total	998,096	323,220			—	—	511,163	19,833,132
Ruth Porat	23,737	—	66.726	12/12/2016	—	—	362,660	14,071,236
	182,027	—	30.01	1/21/2018

Total	205,764	—			—	—	362,660	14,071,236
Gregory J. Fleming	60,675	—	30.01	1/21/2018	—	—	409,946	15,905,926
	49,294	298,594	22.98	1/22/2018

Total	109,969	298,594			—	—	409,946	15,905,926
Colm Kelleher	144,551	—	66.726	12/12/2016	—	—	409,946	15,905,926
	182,027	—	30.01	1/21/2018
	148,473	296,952	22.98	1/22/2018

Total	475,051	296,952			—	—	409,946	15,905,926
James A. Rosenthal	121,351	—	30.01	1/21/2018	—	—	347,420	13,479,912
	124,668	249,341	22.98	1/22/2018

Total	246,019	249,341			—	—	347,420	13,479,912

(1) The stock option awards in this table are vested and are exercisable, or will become exercisable, as set forth in the chart below.

Option Expiration Date (mm/dd/yyyy)	Exercisability Schedule
2/17/2016	60% of the award became exercisable on 2/17/2006 and 40% of the award became exercisable on 2/16/2007
12/12/2016	50% of the award became exercisable on each of 1/2/2009 and 1/2/2010
1/21/2018	One-third of the award became exercisable on each of 2/2/2012, 2/2/2013 and 2/2/2014
1/22/2018	One-third of the award became exercisable on each of 1/27/2014 and 1/26/2015. One-third of the award will become exercisable on 1/25/2016

(2) Stock options were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and, with respect to the stock options that are scheduled to expire in 2016, were subsequently equitably adjusted to reflect the spin-off of Discover Financial Services in 2007.

(3) Based on Company performance through December 31, 2014 and in accordance with SEC rules, the number of performance units reflected in the table represents the target number of performance units granted under the 2014 LTIP award that are realizable in connection with the achievement of pre-established performance targets over a three-year period beginning in 2014, and the maximum number of performance units granted under the 2013 LTIP award that are realizable in connection with the achievement of pre-established performance targets over a three-year period beginning in 2013. With respect to the 2014 LTIP awards and 2013 LTIP awards, the NEOs may ultimately earn up to 1.5 times or two times the target number of performance units, respectively, or nothing, based on the Company’s performance over the applicable three-year period. The 2014 LTIP awards and 2013 LTIP awards are scheduled to vest and convert to shares in 2017 and 2016, respectively, only if the Company satisfies the predetermined performance goals over the applicable performance period (see note 2 to the “2014 Grants of Plan-Based Awards Table” with respect to the 2014 LTIP award performance goals). The market value of the performance units is based on $38.80, the closing price of the Company’s common stock on December 31, 2014.

2014 Option Exercises and Stock Vested Table

The following table contains information about the stock options exercised by NEOs during 2014 and the RSUs and performance stock units (PSUs) held by the NEOs that vested during 2014. The RSUs are also disclosed in the “Stock Awards” column of the “2014 Summary Compensation Table,” the “2014 Grants of Plan-Based Awards Table” and the “2014 Nonqualified Deferred Compensation Table.”

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
James P. Gorman	—	—	155,207	5,092,000	(3)
			113,510	4,422,713	(4)
Ruth Porat	—	—	102,933	3,377,000	(3)
			93,616	3,647,579	(4)
Gregory J. Fleming	100,000	993,000	127,825	4,193,667	(3)
			99,468	3,875,592	(4)
Colm Kelleher	—	—	128,152	4,204,397	(3)
			99,047	3,859,188	(4)
			5,820	189,380	(5)
James A. Rosenthal	—	—	87,997	2,887,000	(3)
			84,840	3,305,638	(4)

(1) The value realized on exercise of a stock option represents the difference between the option exercise price and the closing price of the Company’s common stock on the exercise date.

(2) Consists of RSUs granted on January 21, 2014 for 2013 performance and PSUs granted on January 20, 2012 in connection with 2011 compensation (2011 PSUs). For further details on the RSUs, including the terms of the deferral, see note 3 to the “2014 Grants of Plan-Based Awards Table.” The PSUs granted on January 21, 2011 in connection with 2010 compensation (2010 PSUs) vested on December 31, 2013, the date on which the performance period ended, and converted to shares of common stock on January 28, 2014. For further details on the 2010 PSUs, see note 3 to the “2013 Outstanding Equity Awards at Fiscal Year-End Table” in our proxy statement filed on March 28, 2014.

(3) The value realized represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs. The aggregate grant date fair value of these RSUs is based on $32.8077, the volume-weighted average price of the Company’s common stock on the grant date.

(4) The value realized is based on $38.9632, the volume-weighted average price of the Company’s common stock on December 31, 2014, which is the last day of the 2011 PSU performance period and the date on which 106.25% of the target number of 2011 PSUs vested based on the Company’s performance from January 1, 2012 through December 31, 2014. The 2011 PSUs converted to shares of common stock on March 2, 2015.

(5) The value realized is based on $32.5391, the volume-weighted average price of the Company’s common stock on July 21, 2014, which is the date on which the award vested pursuant to its terms.

2014 Pension Benefits Table

The table below discloses the present value of accumulated benefits payable to each NEO and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2014.

Name	Plan Name	Number of Years Credited Service(1)	Retirement Age for Full Benefits	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	83,720	—
Ruth Porat	Morgan Stanley Employees Retirement Plan	20	65	469,010	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	25	60	1,466,843	—
Gregory J. Fleming(3)	—	—	—	—	—
Colm Kelleher	Morgan Stanley U.K. Group Pension Plan(4)	7	60	206,890	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	25	60	1,118,547	—
James A. Rosenthal(3)	—	—	—	—	—

(1) After December 31, 2010, no further benefit accruals occur under the ERP. After September 30, 2014, no further benefit accruals occur under the SEREP. Therefore, employees may have different years of credited service under the ERP and SEREP. No NEO is awarded with credited service under the ERP or SEREP in excess of his/her actual service.

(2) The present value at December 31, 2014 is based on the RP-2014 mortality tables projected generationally with Scale MP-2014 and discount rates of 4.07% for the ERP, 3.83% for the Excess Plan component and 3.80% for the Supplemental Employee Retirement Plan (SERP) component of the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. The assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits or current age, if greater.

(3) Mr. Fleming and Mr. Rosenthal are not eligible for any of the Company-sponsored defined benefit plans.

(4) During 2014, Mr. Kelleher participated in the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan), a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. As of October 1, 1996, Mr. Kelleher’s accrued defined benefit under the U.K. Pension Plan was converted to an account balance, the value of which is £125,586 ($206,890) as of December 31, 2014. If the value of the account balance relating to the pre-October 1996 portion of Mr. Kelleher’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Kelleher had seven years of credited service in the U.K. Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Kelleher does not include defined contribution benefits that were accrued after September 30, 1996. The amount of British pounds sterling was converted to U.S. dollars using the 2014 average of daily spot rates of £1 to $1.6474.

The following is a description of the material terms with respect to each of the plans referenced in the table above.

Employees Retirement Plan (ERP)

Substantially all of the U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007 were covered after one year of service by the ERP, a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with ten years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and non-recurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service. Mr. Gorman and Ms. Porat have accrued benefits in the ERP.

Supplemental Executive Retirement and Excess Plan (SEREP)

The SEREP is an unfunded, nonqualified plan. Effective after September 30, 2014, the SEREP was frozen and no further benefit accruals will occur. Credited service is counted starting from the first day of the month after the hire date, except that for certain excess benefits credited service begins after one year of service. The SEREP provides benefits not otherwise provided under the ERP formula because of limits in the ERP or Internal Revenue Code on eligible pay and benefits. The SEREP also provides certain grandfathered benefits and supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits, pension benefits provided by former employers and, for January 1, 2011 through June 30, 2014, adjusted to take into account certain defined contribution plan awards. The supplemental benefit, before offsets, equals 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service through September 30, 2014, up to a maximum annual benefit payable of $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. The SEREP was restricted effective January 1, 2004 to allow only “grandfathered” employees who as of that date met certain eligibility criteria to benefit from the plan. Grandfathering in this plan was provided to all similarly situated eligible employees and may be provided to other employees with the approval of the CMDS Committee. Benefits may be paid in various actuarially equivalent forms of annuity. Other than for small balances, no lump sums are available under this plan. Ms. Porat and Mr. Kelleher participate in the SEREP.

U.K. Group Pension Plan

Until March 31, 2012, the Company contributed to the U.K. Pension Plan on behalf of Mr. Kelleher, and he remains a deferred vested participant in that plan. As described in note 4 to the “Pension Benefits Table,” the U.K. Pension Plan is a defined contribution plan that provided defined benefit accruals until 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

2014 Nonqualified Deferred Compensation Table

The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock.

In addition to the Company equity plans, each NEO participated in one or more of the following cash nonqualified deferred compensation plans as of December 31, 2014: the Key Employee Private Equity Recognition Plan (KEPER), the Notional Leveraged Co-Investment Plan (LCIP), MSCIP, the Pre-Tax Incentive Program (PTIP), and the U.K. Alternative Retirement Plan (ARP). The NEOs participate in the plans on the same terms and conditions as other similarly situated employees. These terms and conditions are described below following the notes to the table. KEPER, LCIP and PTIP are closed to new participants and contributions.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman
LCIP	—	—	296,546	—	2,400,801
MSCIP	5,092,000	—	217,791	3,379,906	3,375,627
RSUs(5)	5,092,000	—	4,894,119	6,391,855	25,769,282

Total	10,184,000	—	5,408,456	9,771,761	31,545,710
Ruth Porat
KEPER	—	—	586	2,655	5,223
LCIP	—	—	10,906	—	66,082
MSCIP	3,377,000	—	(46,992)	2,224,546	2,224,849
PTIP	—	—	115,710	—	933,001
RSUs(5)	3,377,000	—	1,830,916	5,371,557	10,576,208

Total	6,754,000	—	1,911,126	7,598,758	13,805,363
Gregory J. Fleming
MSCIP	4,193,667	—	2,019	2,696,063	2,696,451
RSUs(5)	4,193,667	—	1,438,349	4,681,371	8,804,630

Total	8,387,334	—	1,440,368	7,377,434	11,501,081
Colm Kelleher
LCIP	—	—	465,410	—	3,722,823
MSCIP	4,204,397	—	(29,832)	2,218,428	7,728,965
RSUs(5)	4,204,397	—	1,980,429	3,587,788	11,184,155
ARP	—	—	1,670	—	36,220	(6)

Total	8,408,794	—	2,417,677	5,806,216	22,672,163
James A. Rosenthal
LCIP	—	—	44,805	—	650,792
MSCIP	2,887,000	—	60,883	2,083,852	2,089,505
RSUs(5)	2,887,000	—	1,103,023	3,636,220	6,680,856

Total	5,774,000	—	1,208,711	5,720,072	9,421,153

(1) RSU contributions represent the RSU awards granted in January 2014 for 2013 performance that are considered vested at grant but are subject to cancellation until the scheduled conversion dates of such awards. MSCIP contributions represent MSCIP awards granted in January 2014 for 2013 performance that are considered vested at grant and are subject to cancellation until the scheduled payment dates of such awards. The MSCIP awards reported in this table are also reported as part of the 2013 bonus in the “2014 Summary Compensation Table.” The value of the RSUs in this column (which are also included in the “Stock Awards” column of the “2014 Summary Compensation Table” for 2014, the “2014 Grants of Plan-Based Awards Table,” and the “2014 Option Exercises and Stock Vested Table”) is the aggregate grant date fair value of the RSUs based on $32.8077, the volume-weighted average price of the Company’s common stock on the grant date.

(2) With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2014, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2013 and the value of any contributions made during 2014. Includes any nonqualified deferred compensation earnings that are disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2014 Summary Compensation Table” for 2014 and described in note 6 thereto.

With respect to the RSUs, represents (i) the change in the average of the high and low prices of the Company’s common stock on December 31, 2014 (or, if applicable, the earlier distribution date) compared to December 31, 2013 (or, if applicable, the later contribution date), as well as (ii) the amount of the vested cash dividend equivalent rights in 2014 (which are paid to the award holder at the time dividends are paid to holders of the Company’s common stock) and dividend equivalents in the form of additional RSUs credited in 2014 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).

(3) Represents distributions from our cash-based nonqualified deferred compensation plans and with respect to the RSUs, conversions based on the average of the high and low prices of the Company’s common stock on the conversion date and amounts paid during 2014 pursuant to cash dividend equivalent rights.

(4) With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2014. With respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2014 multiplied by the average of the high and low prices of the Company’s common stock on December 31, 2014. All amounts deferred by a NEO in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned (or with respect to equity awards, granted) to the extent he or she was a NEO for that year for purposes of the SEC’s executive compensation disclosure rules.

(5) The RSUs disclosed in this table include awards that as of December 31, 2014 had vested, but had not reached their scheduled conversion date and remained subject to cancellation, as well as awards that had reached their scheduled conversion date, but were deferred to preserve the Company’s tax deductibility of the award, in accordance with the terms of the award.

(6) Mr. Kelleher’s aggregate balance at year-end of £21,987 ($36,220) was converted from British pounds sterling to U.S. dollars using the 2014 average of daily spot rates of £1 to $1.6474.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the following cash nonqualified deferred compensation plans and the RSUs referenced in the table above.

Key Employee Private Equity Recognition Plan

Under KEPER, participants were permitted to defer a portion of their cash bonus. The plan has been closed to new contributions since 2001. Contributions to KEPER are notionally invested by the Company in reference investments. Such reference investments may include investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company has acquired or will acquire a limited partner or similar interest, and investments in private equity securities that the Company makes for its own account. Distributions are made to participants following the realization of any proceeds in respect of any investment. The amounts contributed by a participant plus any earnings on participant contributions under the program remain subject to cancellation under specified circumstances.

Notional Leveraged Co-Investment Plan

Under LCIP, participants were permitted to allocate a portion of their long-term incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. For each of fiscal 2006, fiscal 2007 and fiscal 2008, participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP.

The Company contributed a notional investment in an amount equal to a multiple of each participant’s contribution (for each of fiscal 2006, fiscal 2007 and fiscal 2008, this multiple was two; however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” that include Company proprietary investment funds and third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and the Company notional investment were subject to cancellation under specified circumstances until three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the tenth anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

Morgan Stanley Compensation Incentive Plan

Beginning with fiscal 2008 year-end compensation, a portion of each participant’s year-end long-term incentive compensation was mandatorily deferred into MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

Pre-Tax Incentive Program

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.

Restricted Stock Units

RSUs may be granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan or any other Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are considered vested; however, the RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. RSUs granted in 2012 and later are subject to clawback, as well as cancellation, prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

U.K. Alternative Retirement Plan

The ARP is a U.K. employer financed retirement benefits scheme as defined by Her Majesty’s Revenue and Customs (HMRC). Under the ARP, eligible participants receive monthly notional contributions from the Company based on a percentage of base salary, subject to specified limits. Participants may also elect to contribute a portion of their cash bonus and distributions from certain cash-based nonqualified deferred compensation plans to the ARP. Participants include those employees who either have an accumulated pension value in the U.K. Group Pension Plan that exceeds a limit set by the U.K. government or have elected pension taxation protection available from the HMRC. Earnings on ARP contributions are based on the performance of notional investments available under the ARP and selected by the participants. Participants can generally elect the commencement date for distributions at any time after age 55, so long as no distributions begin later than age 75. Distributions are currently paid in the form of a lump sum.

Potential Payments upon Termination or Change-in-Control

This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his or her employment had terminated or if the Company had undergone a change-in-control, in each case on December 31, 2014. For purposes of valuing any equity awards, we have assumed a per share value of $38.80, the closing price of the Company’s common stock on December 31, 2014.

General Policies.    Our NEOs are not entitled to cash severance payments upon any termination of employment, but they are entitled to receive post-termination health and welfare benefits that are generally available to all salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits. Our NEOs are not contractually entitled to any excise tax protection upon a change-in-control of the Company.

Following termination of employment, the NEOs are entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described under the “2014 Pension Benefits Table,” and our nonqualified deferred compensation plans, as described under the “2014 Nonqualified Deferred Compensation Table.” The NEOs are retirement-eligible under the terms of the PSUs and LTIP awards; however, such awards are not included in the “2014 Nonqualified Deferred Compensation Table” because these awards deliver value only if the Company achieves objective performance goals. Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.

Even if a NEO is considered vested in a deferred award, the award may be subject to cancellation through the distribution date of such award in the event the NEO engages in a cancellation event or if a clawback event occurs. In general, a cancellation event with respect to deferred incentive compensation awards includes: engaging in competitive activity during a specified period following a voluntary termination of employment; engaging in cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including a failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties); improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during employment or within a specified period following termination of employment; the making of unauthorized comments regarding the Company; resignation of employment without providing the Company proper advance notice; or the failure to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations following termination of employment.

Clawback of deferred incentive compensation awards by the Company can be triggered through the applicable scheduled distribution date if the NEO had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct, or if the NEO’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, violates the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the NEO was paid and he or she operated outside of internal control policies. Further, shares resulting from the conversion of PSUs and LTIP awards are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria.

In addition to the cancellation and clawback events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of incentive awards if the NEO does not provide 180 days’ advance notice prior to a resignation from employment or the NEO improperly solicits the Company’s employees, clients or customers during, and for 180 days following termination of, employment.

Termination of Employment / Change-in-Control.    The table below sets forth the value as of December 31, 2014 of the outstanding unvested incentive awards held by the NEOs to which each NEO would have been entitled in the event of a termination of employment on December 31, 2014, subject to no cancellation event or clawback event occurring through the distribution date of such award.

Termination Reason	Name	Value of Unvested RSUs and Related Dividend Equivalents ($)(1)	Value of Unvested Stock Options ($)(1)	Value of Unvested MSCIP Awards ($)(1)	Value of Unvested PSUs/LTIP Awards and Related Dividend Equivalents ($)(1)(2)
Involuntary (other than due to cause or other cancellation event) / Disability / Retirement / In connection with a Change-in-Control / Death / Governmental Service Termination	James P. Gorman	—	—	—	16,124,315
	Ruth Porat	—	—	—	11,352,373
	Gregory J. Fleming	—	—	—	12,938,795
	Colm Kelleher	—	—	—	12,938,795
	James A. Rosenthal	—	—	—	10,762,218

(1) As of December 31, 2014, our NEOs were retirement-eligible for purposes of their outstanding RSU and MSCIP awards (which are set forth in the “2014 Nonqualified Deferred Compensation Table”) and their outstanding stock option awards (which are set forth in the “2014 Outstanding Equity Awards at Fiscal Year-End Table”), which are therefore considered vested for purposes of this proxy statement. NEOs are also retirement-eligible for purposes of the PSUs and LTIP awards; however, such awards are not considered vested for purposes of this proxy statement until the end of the performance period because these awards only deliver value if the Company achieves objective performance goals over such performance period. Amounts are payable on the scheduled distribution dates, subject to cancellation and clawback provisions, except that RSUs and MSCIP awards are payable upon a termination in connection with a change-in-control and all awards are payable upon death or a governmental service termination. Options will become exercisable and remain exercisable through the expiration date. Retirement treatment is conditioned upon advance notice of termination. For RSUs, MSCIP awards and options, amounts payable with respect to a termination in connection with a change-in-control are conditioned upon the termination occurring within 18 months of the change-in-control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in position or in the nature or status of responsibilities from those in effect immediately prior to the change-in-control or (iii) the Company requiring the NEO’s principal place of employment to be located more than 75 miles from the current location. A “change-in-control” generally means a significant change in the share ownership of the Company or composition of the Board. Governmental service termination treatment is conditioned upon satisfactory proof of a conflict of interest that necessitates divestiture of the awards and executing an agreement to repay amounts vested in connection with such termination if the NEO engages in any cancellation event.

(2) Amounts shown in the table reflect performance through December 31, 2014 (the quarter ending simultaneously with the effective date of the termination), which, with the exception of a termination in connection with a change-in-control, is a substitute for performance through the three-year performance period, which would not be known until the end of such period. To facilitate timely payment of LTIP awards upon death or a governmental service termination as of December 31, 2014, amounts payable with respect to these awards would instead reflect Company performance through September 30, 2014 (the quarter ending with or before the date of the termination for which the Company’s earnings information has been released) as follows: $16,282,191 for Mr. Gorman; $11,457,624 for Ms. Porat; $13,065,973 for Messrs. Fleming and Kelleher; and $10,854,312 for Mr. Rosenthal.

Item 2—Ratification of Appointment of Morgan Stanley’s Independent Auditor

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE’S APPOINTMENT AS OUR INDEPENDENT AUDITOR.

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and evaluate the independent auditor retained to audit the Company’s consolidated financial statements. The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor and considers, as appropriate, the rotation of the independent auditor. The Audit Committee also ensures the mandatory, regular rotation of the lead audit partner and, in connection with such rotation, the Audit Committee is involved in the selection of the lead audit partner.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditor for the year ending December 31, 2015 and presents this selection to the shareholders for ratification. The Audit Committee believes the continued retention of Deloitte & Touche is in the best interest of the Company and its shareholders. Deloitte & Touche was selected as independent auditor upon the merger creating the current Company in 1997 and has served continuously as independent auditor since that time. Deloitte & Touche will audit the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ending December 31, 2015 and will perform other permissible, pre-approved services. The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company and is responsible for the audit fee negotiations associated with the engagement of Deloitte & Touche.

Independent Auditor’s Fees.    The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2014 and 2013.

	2014 ($)	2013 ($)
Audit Fees(1)	49.0	46.2
Audit-Related Fees(2)	6.9	7.9
Tax Fees(3)	1.7	1.4
All Other Fees	—	—

Total	57.6	55.5

(1) Audit Fees services include: the audit of our consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2) Audit-Related Fees services include: data verification and agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; audits of employee benefit plans; agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3) Tax Fees services include: U.S. federal, state and local income and non-income tax planning and advice; U.S. federal, state and local income and non-income tax compliance; non-U.S. income and non-income tax planning and advice; non-U.S. income and non-income tax compliance; and transfer pricing documentation.

Fund-Related Fees.    Morgan Stanley offers various unconsolidated registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these unconsolidated Funds. The aggregate fees for such services are summarized in the following table ($ in millions).

	2014 ($)	2013 ($)
Audit Fees	3.6	5.1
Audit-Related Fees	0.7	1.5
Tax Fees	3.0	2.3

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee Report

The Audit Committee’s charter provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all members of the Audit Committee are “financially literate” within the meaning of current NYSE rules and a majority of the members of the Audit Committee are “audit committee financial experts” within the meaning of current SEC rules.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;

•

Reviewed the major legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management, including coordinating with the Risk Committee and the Operations and Technology Committee;

•	Reviewed and discussed the plan and the scope of the work of the internal auditor for 2014 and summaries of the significant reports to management by the internal auditor;

•	Reviewed and discussed the plan and scope of work of the independent auditor for 2014;

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements; and

•	Met with Deloitte & Touche, the internal auditor and Company management in executive sessions.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for 2014, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under standards of the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the PCAOB. Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2014 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2015 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Robert H. Herz, Chair

Howard J. Davies

Thomas H. Glocer (effective January 1, 2015)

Donald T. Nicolaisen

Item 3—Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Resolution)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

As required by Section 14A of the Securities Exchange Act of 1934, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”

Morgan Stanley’s shareholders are urged to read the CD&A, which discusses our compensation program and the CMDS Committee’s pay decisions for the CEO, James Gorman, and the other NEOs.

Robust Framework for Making Pay Decisions.    The CMDS Committee considers multiple factors to ensure that the compensation program is highly motivating, competitive, and shareholder-aligned and reflects best practices in corporate governance, risk management and regulatory principles. The CMDS Committee, with the advice of its independent compensation consultant, Pay Governance, places performance at the forefront of the executive compensation program. This performance orientation is demonstrated in the structure of executive compensation, the performance results that drive compensation decisions, and the resulting executive compensation decisions for the CEO and the other NEOs.

Morgan Stanley’s Performance Continued to Improve in 2014.    In its assessment of 2014 results, the CMDS Committee considered the improvement in the Company’s business results relative to 2013, and continued progress on important strategic priorities, which resulted in industry leading shareholder returns for the second consecutive year. See the CD&A for details about Company performance in 2014.

Consistent Approach Aligns CEO Pay and Performance.    The CMDS Committee has applied a consistent approach to align pay with performance. For 2014, in consultation with its independent consultant, the Committee considered compensation information for peer companies and established a target range for the CEO pay opportunity for the year of $23 million or more for superior performance to $13 million or less for performance substantially below expectations. The actual CEO pay opportunity for 2014 was evaluated based on the CMDS Committee’s assessment of Morgan Stanley’s performance and Mr. Gorman’s individual performance. For 2014, the CEO pay opportunity is $22.5 million, driven by Morgan Stanley’s strong business results, strategic execution and shareholder returns.

Total Pay Opportunity Encourages Long-Term View.    Mr. Gorman’s pay opportunity was delivered in a combination of base salary, cash bonus, deferred cash, deferred equity, and an LTIP award, as outlined in the chart below. A significant portion of the pay opportunity is deferred and awarded as equity awards that are subject to future stock price performance, cancellation and clawback and, in the case of the LTIP award, future achievement of specified financial targets. The CMDS Committee believes this approach to executive compensation is consistent with shareholder alignment, executive motivation, best practices and regulatory principles.

1.	Substantial deferral of pay opportunity	72% of Mr. Gorman’s 2014 pay opportunity is deferred and is subject to cancellation and clawback over a multi-year period

2.	Clawbacks on all deferred compensation	All deferred compensation for NEOs is subject to clawback, including for acts or omissions that cause a restatement of the Company’s consolidated financial results or constitute a violation of the Company’s global risk management principles, policies and standards and for significant responsibility for a material adverse outcome for the Company, even absent misconduct

3.	Performance-based LTIP award remains a significant portion of deferred compensation	40% of Mr. Gorman’s 2014 deferred compensation was delivered in an LTIP award, the ultimate realizable value of which will be directly determined by 2015-2017 return on equity and relative total shareholder return performance

4.	Equity is a significant portion of the deferred compensation	67% of Mr. Gorman’s 2014 deferred compensation is equity-based to further drive shareholder alignment

5.	Share retention requirements	NEOs and other Operating Committee members are subject to an Equity Ownership Commitment that requires them to retain shares and equity awards at least equal to 75% of the after-tax shares they receive as compensation for service on the Operating Committee

6.	Prohibitions against hedging, short selling or trading derivatives	NEOs and other Operating Committee members are prohibited from engaging in hedging strategies, selling short or trading derivatives with Company securities

7.	Double-trigger change-in-control vesting	No deferred compensation for NEOs automatically vests upon a change-in-control. Both a change-in-control and a qualifying termination of employment within 18 months of the change-in control are required

8.	No excise tax gross-ups for NEOs	NEOs are not contractually entitled to excise tax protection upon a change-in-control of Morgan Stanley. In 2013, Mr. Gorman waived his right to this protection, which dated back to his 2005 employment letter with Morgan Stanley

Other NEO Pay Also Aligned with Performance.    Similar to the process for determining CEO compensation, the CMDS Committee weighed the Company’s overall business performance, performance for shareholders and accomplishment of strategic initiatives, as well as individual performance, to establish compensation for the remaining NEOs and the structure of their compensation is generally consistent with the CEO’s.

Shareholder Views are Considered.    Although the vote on this proposal is not binding, the CMDS Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s senior executives, will carefully consider the shareholder vote on this matter. To help ensure that the range of shareholder views are well understood by the Board – in a way that a simple “for” or “against” vote does not allow – the Company also encourages shareholders to use any of a number of available direct communication mechanisms to effectively raise specific items with regard to our executive compensation practices.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers, on an advisory basis, each year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2016 annual meeting of shareholders.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed

Item 4—Company Proposal to Amend the 2007 Equity Incentive Compensation Plan to Increase Shares Available for Grant

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Upon the recommendation of the CMDS Committee, on March 26, 2015, the Board adopted an amendment to our 2007 Equity Incentive Compensation Plan (EICP) to increase the number of shares of common stock available to be granted under the EICP by 25 million shares. The EICP was originally approved by shareholders on April 10, 2007 and was last amended to increase the number of shares of common stock available for grant in 2013. The proposed increase in shares, which represents approximately 1.3% of the common shares of the Company outstanding as of January 31, 2015, is less than the 47 million shares the Company has repurchased since 2013. The Company has an active share repurchase program and is authorized by the Board to repurchase up to an additional $3.1 billion of common shares of the Company (85 million shares based on the March 23, 2015 closing price of $36.31) through the end of the second quarter of 2016.

Under NYSE rules, this amendment will not be effective if our shareholders do not approve it. If this amendment is approved, the Company expects to have sufficient shares for grants to be made over the next year and to return to shareholders to request approval of additional shares at the 2016 annual meeting of shareholders.

Morgan Stanley delivers a significant portion of incentive compensation for eligible employees in deferred equity awards (RSUs) that are impacted by future stock price performance over a multi-year period and, for senior executives, performance stock units that only deliver value if the Company meets specific performance targets after three years (LTIP awards). We believe this approach to executive compensation aligns the interests of the Company’s employees with those of its shareholders and is consistent with executive motivation, best practices, and regulatory principles.

The Board believes that the EICP amendment is in the best interest of shareholders and supports this proposal for the following reasons:

•

In January 2015, approximately 30 million shares underlying equity awards were granted as part of the 2014 year-end compensation process and approximately 1.4 million shares (representing the target number of stock units) were granted as LTIP awards. Approximately 3.5% of these shares were granted to our NEOs. After these grants, as of January 31, 2015, approximately 30.7 million shares were available for future equity awards under the EICP and the Company’s legacy equity plans, with only 24.5 million of such shares available under the EICP. Given the significant portion of incentive compensation paid as equity awards, the number of shares currently available under the Company’s plans is not expected to be sufficient for grants that would be made over the next year until the 2016 annual meeting of shareholders.

•

The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. Since 2009, the Company has requested approval of additional shares to cover only one year of grant needs. In 2014, after a year in which the Company’s stock price increased substantially, the Company expected to have sufficient shares for grants to be made over the next year and, therefore, did not request shareholder approval for additional shares at the 2014 annual meeting of shareholders. Since the last amendment to the EICP, the Company has re-initiated a share repurchase program in 2013 with regulatory approval. The Company has evaluated, as it does annually, whether to return to shareholders to request approval of additional shares at the 2015 annual meeting of shareholders and has determined to request 25 million shares to cover one year of grant needs, which is less than the 47 million shares the Company has repurchased since 2013. In addition, the Company is authorized to repurchase up to an additional $3.1 billion of shares through the end of the second quarter of 2016 (85 million shares based on the March 23, 2015 closing price of $36.31).

•

If the proposed amendment to increase the number of shares available under the EICP is not approved, the Company will be compelled to increase the cash-based component of employee compensation, which is contrary to regulatory guidance and could reduce the alignment of employee and shareholder interests.

•

If the proposed amendment to increase the number of shares available under the EICP is not approved, the Company will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent.

•

The terms of our equity and other annual and long-term incentive compensation awards and our employee policies are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

•	Employees typically cannot fully monetize equity awards until three years after grant. For example, RSUs granted for 2014 generally vest and convert to shares after three years.

•

The Company’s equity awards generally are subject to cancellation for, among other things, engaging in competitive activity, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties), soliciting clients or employees, and misuse of proprietary information.

•

Equity awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies. Equity awards to senior executives are also subject to clawback if the CMDS Committee determines that the individual had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct.

•

The EICP expressly prohibits the grant of stock option restoration rights and the repricing of stock options and stock appreciation rights (including any amendment to such awards that has the effect of reducing the exercise price and any cancellation of such awards in exchange for cash or another award) other than an equitable adjustment in connection with a corporate transaction.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Summary of the EICP as Proposed to Be Amended.    A copy of the EICP as proposed to be amended is attached to this proxy statement as Annex A and the following summary is qualified in its entirety by reference thereto. Other than the amendment to the number of shares available under the EICP for which we are seeking approval under this Item 4, the EICP terms remain unchanged. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in the EICP.

Purposes and Eligibility.    The primary purposes of the EICP are to attract, retain and motivate employees, to compensate them for their contributions to our growth and profits and to encourage them to own shares of our common stock to align their interests with those of shareholders. The EICP authorizes the issuance of awards (Awards) to all officers, other employees (including newly hired employees) and consultants of the Company, non-employee directors of our subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which we or one of our subsidiaries has an equity or similar interest (Eligible Individuals). As of January 31, 2015, there were approximately 56,000 Eligible Individuals who were employees of the Company and its subsidiaries.

Administration.    The CMDS Committee will administer the EICP, select the Eligible Individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the CMDS Committee may delegate some or all of its authority to one or more administrators (e.g., one or more CMDS Committee members or one or more of our officers).

Shares Available Under the EICP.    Since initial shareholder approval of the EICP in 2007, the total number of shares of common stock that may be delivered pursuant to Awards will be 303 million (which takes into account the proposed 25 million share increase), of which approximately 253.5 million were already granted as of January 31, 2015, subject to adjustment pursuant to the EICP’s share counting rules as described below and to reflect certain transactions. Shares delivered under the EICP may be either treasury shares or newly issued shares. In addition to the overall limit, the EICP limits the number of shares of common stock that may be subject to stock option and stock appreciation right (SAR) awards in any single year.

Share Counting Rules.    When the CMDS Committee grants an Award, the full number of shares subject to the Award is charged against the number of shares that remain available for delivery pursuant to Awards. After grant, the number of shares subject to any portion of an Award that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new Awards. If shares are tendered or withheld to pay the exercise price of an Award or to satisfy a tax withholding obligation, those tendered or withheld shares will be available for new Awards. Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines are not counted against the number of shares of common stock available for delivery pursuant to Awards and are not subject to the individual limit on stock options and SARs.

Awards Generally.

•

Form of Awards.    The EICP authorizes the following Awards: (i) restricted stock Awards consisting of one or more shares of common stock granted or sold to a Participant; (ii) stock unit Awards settled in one or more shares of common stock or, as authorized by the CMDS Committee, an amount in cash based on the fair market value of shares of common stock; (iii) stock option Awards consisting of the right to purchase at a specified exercise price a number of shares of common stock determined by the CMDS Committee; (iv) SARs consisting of the grant of a right to receive upon exercise of such right, in cash or common stock (or a combination thereof) as determined by the CMDS Committee, an amount equal to the increase in the fair market value of a share of common stock over the specified exercise price; (v) Qualifying Performance Awards to participants covered by Section 162(m) of the Internal Revenue Code (Section 162(m)), with the intent that such awards qualify as “performance-based compensation” under Section 162(m) and (vi) other forms of equity-based or equity-related Awards that the CMDS Committee determines to be consistent with the purposes of the EICP (Other Awards). Awards under the EICP may, at the discretion of the CMDS Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual.

•

Dividends and Distributions.    If we pay any dividend or make any distribution to holders of our common stock, the CMDS Committee may in its discretion authorize payments (which may be in cash, common stock (including restricted stock) or stock units or a combination thereof) with respect to the shares of common stock corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect the dividend or distribution. The CMDS Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Dividends are not paid on stock options or SARs.

Restricted Stock and Stock Units.    Restricted shares awarded or sold to a Participant are outstanding shares of common stock that the CMDS Committee may subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. Each stock unit awarded to a Participant corresponds to one share of common stock and the CMDS Committee may subject the award to vesting requirements or cancellation under specified circumstances. Upon satisfaction of the terms and conditions of a stock unit Award, applicable stock units will be payable, at the discretion of the CMDS Committee, in common stock or in cash equal to the fair market value on the payment date of one share of common stock. As a holder of stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying stock units unless and until the stock units convert to shares of common stock.

Stock Options and SARs.

•

General.    Stock options may be either nonqualified stock options or incentive stock options (ISOs). Upon satisfaction of the conditions for exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions for payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the CMDS Committee, SARs may be payable in common stock, cash or a combination thereof.

•

Exercise Price.    The exercise price of stock options and SARs awarded under the EICP may not be less than 100% of the fair market value of one share of common stock on the award date; however, the exercise price per share of a stock option or SAR that is granted in substitution for an award previously granted by an entity acquired by the Company or with which the Company combines may be less than the fair market value per share on the award date if such substitution complies with applicable laws and regulations.

•

Prohibition on Repricing of Stock Options and SARs.    The CMDS Committee may not “reprice” any stock option or SAR or make any other amendment to a stock option or SAR that has the effect of reducing its exercise price or cancel a stock option or SAR in exchange for cash or another Award, unless the repricing occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. An equitable adjustment to reflect a corporate transaction is not a prohibited repricing.

•

Prohibition on Restoration Option and SAR Grants.    The terms of a stock option or SAR may not provide for a new stock option or SAR to be granted, automatically and without payment of additional consideration in excess of the exercise price of the underlying stock option or SAR, to a Participant upon exercise of the stock option or SAR.

•

Individual Limit on Stock Options and SARs.    The maximum number of shares of common stock that may be subject to stock options or SARs granted to or elected by a Participant in any fiscal year will be 2,000,000 shares. This limitation does not apply to shares of common stock subject to stock options or SARs granted to a Participant pursuant to any performance formula or performance measures approved by the Company’s shareholders pursuant to Section 162(m).

•	Maximum Term on Stock Options and SARs. No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date.

•

ISO Limit.    The full number of shares of common stock available for delivery under the EICP may be delivered pursuant to ISOs, except that in calculating the number of shares that remain available for ISOs, certain share counting provisions will not apply.

Qualifying Performance Awards.    These awards are intended to be granted to any individual designated by the CMDS Committee by not later than 90 days following the start of the relevant performance period (or such other time as may be required or permitted by Section 162(m)) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m).

•

Eligible Participants.    Grants of performance-based long-term incentive awards (other than stock options and stock appreciation rights) that are intended to be qualified performance-based awards under Section 162(m) (Qualifying Awards) will be limited to our officers for whom compensation may not otherwise be tax-deductible under Section 162(m). Currently, the Company expects to grant Awards to some or all members of the Company’s Operating Committee. There are currently 16 such officers.

•

Performance Measures.    The performance measures for Qualifying Awards may vary by participant and by award, and may be based upon the attainment of specific amounts of, or changes in, one or more of the following: earnings (before or after taxes); earnings per share; shareholders’ equity or return on shareholders’ equity; risk-weighted assets or return on risk-weighted assets; capital, capital ratios or return on capital; book value or book value per share; operating income (before or after taxes); operating margins or pre-tax margins; stock price or total shareholder return; market share (including market share of revenue); debt reduction or change in rating; or cost reductions.

The CMDS Committee may provide that, in measuring the achievement of the performance measures, an award may include or exclude items such as unrealized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results and other non-operating items, as well as the impact of changes in the fair value of certain of the Company’s long-term and short-term borrowings resulting from fluctuations in the Company’s credit spreads and other factors (commonly referred to as “DVA”).

The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance measures, the CMDS Committee may also condition payment of any such award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance measure or measures specified in the award are satisfied.

•

Individual Award Limits.    In any one calendar year, no one participant may be granted Qualifying Awards that allow for payments with an aggregate value determined by the CMDS Committee to be in excess of $10 million. For purposes of calculating this limit, the value of Qualifying Awards that are denominated in shares will be determined by reference to the volume-weighted average price of a share of the Company on the first date of grant of such awards. For purposes of the foregoing, the CMDS Committee will determine the calendar year or years in which amounts under these Qualifying Awards are deemed paid, granted or received.

Other Awards.    The CMDS Committee may establish the terms and provisions of other forms of Awards not described above that the CMDS Committee determines to be consistent with the purpose of the EICP and the interests of the Company.

Transferability.    Unless otherwise permitted by the CMDS Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an ISO will be exercisable only by the Participant.

Amendment and Termination.    The Board or the CMDS Committee may modify, amend, suspend or terminate the EICP in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award. However, no modification, amendment, suspension or termination may materially adversely affect a Participant’s rights with respect to any Award previously made without that Participant’s consent, except that the CMDS Committee may at any time, without a Participant’s consent, amend or modify the EICP or any Award under the EICP to comply with law, accounting standards, regulatory guidance or other legal requirements. The CMDS Committee may create subplans as may be necessary or advisable to comply with non-U.S. legal or regulatory provisions. Notwithstanding the foregoing, neither the Board nor the CMDS Committee may accelerate the payment or settlement of any Award that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code except to the extent the acceleration would not result in a Participant incurring interest or additional tax under Section 409A.

Term.    No Awards may be made after May 15, 2017.

Section 162(m) of the Internal Revenue Code.    Section 162(m) limits the federal income tax deduction for compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Such performance-based compensation may consist of awards determined by the CMDS Committee under a formula or performance criteria approved by the Company’s shareholders. Our shareholders approved the formula governing annual incentive compensation currently used by the CMDS Committee at our annual meeting on May 14, 2013. Awards of stock options, SARs or performance-based long-term incentive awards granted by the CMDS Committee under the EICP qualify for the performance-based compensation exception to Section 162(m).

EICP Benefits.    Awards under the EICP will be authorized by the CMDS Committee in its sole discretion. Therefore, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in 2014 had the amendment of the EICP then been in effect.

U.S. Federal Income Tax Consequences.    The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the EICP. The federal tax laws are complex and subject to change and the tax consequences for any Participant will depend on his or her individual circumstances.

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Stock Units.    A Participant who receives stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units and a corresponding deduction will be allowable to the Company at that time (subject to Section 162(m)). The Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss.

•

Restricted Stock.    A Participant who is awarded restricted stock will not be taxed at the time an Award is granted unless the Participant makes the special election with the Internal Revenue Service pursuant to

Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the Award, the Participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

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Nonqualified Stock Options.    The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as either long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

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ISOs.    Upon the grant or exercise of an ISO within the meaning of Section 422 of the Internal Revenue Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

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SARs.    The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

Equity Compensation Plan Information.    The following table provides information about outstanding awards and shares of common stock available for future awards under all of Morgan Stanley’s equity compensation plans as of December 31, 2014. Morgan Stanley has not made any grants of common stock outside of its equity compensation plans.

The following information is intended to update and supplement the table and, we believe, is useful for a better understanding of “Item 4 – Company Proposal to Amend the 2007 Equity Incentive Compensation Plan to Increase Shares Available for Grant.”

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As of January 31, 2015, (i) the number of shares available for grant under the Company’s plans that can be used for the purpose of granting employee equity awards was approximately 30.7 million, with only 24.5 million of such shares available under the EICP; (ii) the number of outstanding full value awards (including restricted stock units, performance stock units at target and LTIP awards at target) was approximately 116 million; (iii) the number of outstanding stock options was approximately 17 million; (iv) the weighted average exercise price of outstanding stock options was $52.0655; and (v) the weighted average remaining life of outstanding stock options was 2.2184 years.

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	145,423,406	51.2984	(2)	87,123,351	(3)
Equity compensation plans not approved by security holders	805,899	—		—	(4)
Total	146,229,305	51.2984	(2)	87,123,351	(5)

(1) Includes outstanding stock option, restricted stock unit and performance stock unit awards. The number of outstanding performance stock unit awards is based on the target number of units granted to senior executives.

(2) Reflects the weighted-average exercise price with respect to outstanding stock options and does not take into account outstanding restricted stock units and performance stock units, which do not provide for an exercise price.

(3) Includes the following:

(a)

39,182,870 shares available under the Morgan Stanley Employee Stock Purchase Plan (ESPP). Pursuant to this plan, which is qualified under Section 423 of the Internal Revenue Code, eligible employees were permitted to purchase shares of common stock at a discount to market price through regular payroll deduction. The CMDS Committee approved the discontinuation of the ESPP, effective June 1, 2009, such that no further contributions to the plan will be permitted following such date, until such time as the CMDS Committee determines to recommence contributions under the plan.

(b)

41,318,588 shares available under the EICP (without taking into account the proposed amendment to the EICP). Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), performance-based units, other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

(c)

5,807,477 shares available under the Employee Equity Accumulation Plan (EEAP), which includes 732,857 shares available for awards of restricted stock and restricted stock units. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

(d)	355,243 shares available under the Tax Deferred Equity Participation Plan (TDEPP). Awards consist of restricted stock units, which are settled by the delivery of shares of common stock.

(e)

459,173 shares available under DECAP. This plan provides for periodic awards of shares of common stock and stock units to non-employee directors and also allows non-employee directors to defer the cash fees they earn for services as a director in the form of stock units.

(4) As of December 31, 2014, no shares remained available for future issuance under the Financial Advisor and Investment Representative Compensation Plan (FAIRCP), which was terminated effective December 31, 2011, and the Morgan Stanley 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees (REICP), which was terminated effective December 31, 2012. However, awards remained outstanding under these plans as of December 31, 2014. The material features of the FAIRCP and the RECIP, which were not approved by shareholders under SEC rules, are as follows:

(a)

FAIRCP: Financial advisors and investment representatives in Wealth Management were eligible to receive awards under FAIRCP in the form of cash, restricted stock and restricted stock units settled by the delivery of shares of common stock.

(b)

REICP: REICP was adopted in connection with the Morgan Stanley Wealth Management joint venture and without stockholder approval pursuant to the employment inducement award exception under the NYSE Corporate Governance Listing Standards. The equity awards granted pursuant to the REICP were limited to awards to induce certain Citigroup Inc. employees to join the new Morgan Stanley Wealth Management joint venture by replacing the value of Citigroup awards that were forfeited in connection with the employees’ transfer of employment to Wealth Management. Awards under the REICP were authorized in the form of restricted stock units, stock appreciation rights, stock options and restricted stock and other forms of stock-based awards.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the FAIRCP and REICP plan documents which, along with all plans under which awards were available for grant in 2014, are included as exhibits to the 2014 Form 10-K.

(5) As of December 31, 2014, approximately 47.5 million shares were available under the Company’s plans that could be used for the purpose of granting employee equity awards (EICP, EEAP and TDEPP). In January 2015, approximately 30.0 million shares were granted as part of 2014 employee incentive compensation and approximately 1.4 million shares (representing the target number of stock units) were granted as 2015 LTIP awards.

Shareholder Proposals

The Company sets forth below three shareholder proposals and the proponents’ supporting statements. The Board and the Company accept no responsibility for the text of these proposals and supporting statements. The Board’s voting recommendation immediately follows each proposal. The Board recommends that you vote against each of the three shareholder proposals. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item  5—Shareholder Proposal Regarding Annual Report on Lobbying Expenses

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036-5687, beneficial owner of 179,125 shares of common stock, has notified the Company that it intends to present the following proposal and related supporting statement at the annual meeting.

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Morgan Stanley request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Morgan Stanley used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Morgan Stanley’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Morgan Stanley is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Morgan Stanley’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Morgan Stanley is listed as a member of the Financial Services Forum and the Securities Industry and Financial Markets Association (SIFMA), which together spent $13.9 million on federal lobbying in 2012 and 2013. SIFMA has attracted media attention for lobbying against the Department of Labor fiduciary duty rule (“SIFMA Plans to Step up Opposition to DOL Fiduciary-Duty Rule,” Investment News, Nov. 11, 2014). Morgan Stanley does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Morgan Stanley’s long-term interests.

Morgan Stanley spent $7.39 million in 2012 and 2013 on direct federal lobbying activities (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Morgan Stanley also lobbies. For example, Morgan Stanley spent $80,000 lobbying in California for 2013 (http://cal-access.ss.ca.gov). And Morgan Stanley’s lobbying on Dodd-Frank derivative regulations has drawn scrutiny (“Morgan Stanley, BlackRock Lobby CFTC, Leaving Most Derivatives Unregulated,” Moneynews, Oct. 4, 2013).

We urge support for this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below.

Morgan Stanley’s Corporate Political Activities Policy Statement and publicly filed disclosures already provide meaningful disclosure about our policies and procedures regarding political activities of Morgan Stanley. As a global financial institution, Morgan Stanley is committed to being a responsible corporate citizen and an effective participant in the legislative and regulatory process and to conducting its political activities in a transparent manner, consistent with legal and regulatory requirements. Morgan Stanley’s political activities are undertaken to benefit the Company, its employees and shareholders. Our Corporate Political Activities Policy Statement, which is approved by the Nominating and Governance Committee of the Board and publicly available on our corporate governance website at www.morganstanley.com/about/company/governance, sets forth the following basic principles:

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Morgan Stanley’s business and the Company’s ability to generate returns for shareholders are subject to extensive laws and regulations at the international, federal, state and local levels, and changes to such laws can significantly affect how the Company operates. Morgan Stanley believes it is important to understand and engage in the regulatory and political environments in which the Company has a presence.

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Morgan Stanley voluntarily prohibits corporate political contributions in the U.S. at the federal, state and local level to candidates, political party committees, ballot committees and political action committees even when permitted to do so by applicable law.

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Morgan Stanley prohibits the use of corporate resources for independent expenditures or electioneering communications or for contributions to “Super PACs” that accept corporate contributions to make independent expenditures in connection with U.S. elections.

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The Morgan Stanley Political Action Committee (MSPAC), which is funded solely through voluntary employee contributions, contributes on a bi-partisan basis to U.S. federal candidates and political committees and does not make contributions in connection with U.S. presidential elections or U.S. state or local elections. Decisions regarding MSPAC’s contributions are made by the Government Relations Department under the oversight of MSPAC’s board of directors, based on criteria including the candidates’ views on issues relevant to the Company, its shareholders, clients and employees. MSPAC’s contributions are fully disclosed to the public in compliance with applicable laws.

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Morgan Stanley participates in the public policy arena on a wide range of issues of importance to Morgan Stanley shareholders, clients and employees and expenses that constitute lobbying are publicly reported in accordance with applicable laws. This participation is overseen by a member of the Company’s Operating Committee who reports to the Chairman of the Board and Chief Executive Officer.

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Morgan Stanley participates in trade associations and industry groups representing the interests of both the financial services industry and the broader business community, and Morgan Stanley believes that its participation in these organizations is important to the advancement of its employees’ professional development and networking and to promoting public policy objectives of importance to Morgan Stanley’s shareholders, clients and employees. The Company’s participation as a member of these organizations comes with the understanding that Morgan Stanley may not always support every position taken by these organizations or their other members.

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Morgan Stanley informs its principal U.S. trade associations of its prohibition on corporate contributions in the U.S. and instructs them not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels, including contributions and expenditures (including independent expenditures) in support of, or opposition to, any candidate for any office, political party, committee or political action committee. Morgan Stanley now discloses examples of its principal U.S. trade association memberships on its corporate governance webpage.

Morgan Stanley is committed to complying with all applicable laws relating to political contributions and lobbying activities, including registration and reporting, and Morgan Stanley’s current public disclosures provide our shareholders with extensive information on its political activities. The creation of a separate report to shareholders detailing information already filed pursuant to federal, state and local regulations would not be an efficient use of corporate resources.

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Morgan Stanley is subject to extensive federal, state and local lobbying registration and disclosure requirements, including the Lobbying Disclosure Act of 1995 as amended by the Honest Leadership and Open Government Act of 2007 (Lobbying Disclosure Act) and numerous state lobbying statutes.

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Morgan Stanley publicly discloses all U.S. federal lobbying costs and the issues to which they relate pursuant to the Lobbying Disclosure Act, which requires that the Company file reports on a quarterly basis. These reports are available at http://lobbyingdisclosure.house.gov. We also disclose state and local lobbying costs where required by law.

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MSPAC’s political contributions are reported to the Federal Election Commission and are publicly available at www.fec.gov and all contributions required to be disclosed under the Lobbying Disclosure Act are reported to the U.S. Congress. Morgan Stanley provides a link to these reports on its public website.

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Morgan Stanley’s public website also includes a voluntary report demonstrating compliance with the prohibition on corporate political contributions contained in the Corporate Political Activities Policy Statement.

Morgan Stanley’s political activities are subject to oversight by management and the Board.

•	The Nominating and Governance Committee of the Board reviews and approves Morgan Stanley’s Corporate Political Activities Policy Statement.

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Morgan Stanley’s Code of Conduct, which the Morgan Stanley Board annually reviews and approves, and Global Policy on U.S. Political Contributions and Activities govern the political activities of Morgan Stanley and its employees and are designed to help ensure Morgan Stanley and its employees act in compliance with applicable laws and regulatory requirements and with the principles set forth in the Corporate Political Activities Policy Statement.

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As set forth in its charter, the Nominating and Governance Committee oversees, and receives reports at least annually on, Morgan Stanley’s political activities including, (1) Morgan Stanley’s compliance with the Corporate Political Activities Policy Statement prohibiting U.S. corporate political contributions, (2) political contribution activities of MSPAC, and (3) Morgan Stanley’s expenditures relating to its principal U.S. trade associations.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 6—Shareholder Proposal Regarding Vote-Counting Bylaw Change

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

Investor Voice, 10033 – 12th Ave, NW, Seattle, Washington 98177, on behalf of the Equality Network Foundation, the beneficial owner of 86 shares of common stock, and Boston Common Asset Management, 84 State Street, Suite 940, Boston, Massachusetts 02109, on behalf of the Boston Common U.S. Equity Fund, the beneficial owner of 12,285 shares of common stock, have notified the Company that they intend to present the following proposal and related supporting statement at the annual meeting.

RESOLVED: Shareholders of Morgan Stanley (“Company”) hereby request the Board of Directors to initiate the steps necessary to amend the Company’s governing documents to provide that all matters presented to shareholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

This proposal is needed because Morgan Stanley counts votes two different ways in its proxy – a practice we feel is internally inconsistent, confusing, does not fully honor voter intent, and harms shareholder best-interest.

Cardinal Health, ConAgra Foods, Plum Creek Timber, and Smucker’s have each adopted or implemented the request of this Proposal.

Vote Calculation Methodologies, a report prepared for CalPERS by GMI Ratings, studied companies in the S&P 500 and Russell 1000 and found that 48% employ the simple majority vote-counting standard requested by this Proposal. See http://www.calpers-governance.org/docs-sof/provyvoting/calpers-russell-1000-vote-calculation-methodology-final-v2.pdf

Morgan Stanley is regulated by the Securities and Exchange Commission (“SEC”). An SEC Rule dictates a specific vote-counting formula for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula – which for the purpose of this proposal will be called the “Simple Majority Vote” – is the votes cast FOR, divided by two categories of vote, the:

•	FOR, plus

•	AGAINST votes.

Morgan Stanley does not uniformly follow the Simple Majority Vote. Its proxy states (for shareholder-sponsored items) that abstentions will have the same effect as a “Vote Against.”

This means that results are determined by the votes cast FOR a proposal, divided by not two, but three different categories of vote:

•	FOR votes,

•	AGAINST votes, plus

•	ABSTAIN votes.

We note, for Management-sponsored Proposal 1 (in uncontested director elections), that Morgan Stanley embraces Simple Majority Vote and excludes abstentions, saying they will have “No Effect”.

However, the Company then applies a more restrictive formula to all shareholder-sponsored items and other management-sponsored ones, using a formula which includes abstentions.

The outcome is that these practices advantage management’s uncontested slate of director nominees (by boosting the appearance of support on management-sponsored Proposal 1), while they depress the calculated level of support for other items – including every shareholder-sponsored proposal – by subjecting them to higher thresholds.

In addition: In regard to shareholder-sponsored items, abstaining voters have not followed the Board’s typical recommendation to vote AGAINST. Despite this, Morgan Stanley counts as if every abstaining voter – without exception – has chosen to follow the Board’s AGAINST recommendation.

In our view, Morgan Stanley’s use of two different vote-counting formulas is internally inconsistent, confusing, does not fully honor voter intent, and harms shareholder best-interest.

Therefore, please vote FOR this widely accepted, common-sense governance Proposal that calls for a Simple Majority Vote across-the-board (while allowing flexibility for different thresholds where required).

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below:

Morgan Stanley’s treatment of abstentions for management and shareholder proposals under its voting standard is consistent with the default treatment of abstentions under Delaware law.

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Morgan Stanley is committed to ensuring that it is governed with the highest standards of integrity and in the best interests of its shareholders, including by ensuring consistency, fairness and transparency in the application of its vote counting standard.

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The SEC’s proxy disclosure rules do not mandate vote counting standards. Instead, they defer to state law and require registrants such as Morgan Stanley to “[d]isclose the method by which votes will be counted, including the treatment and effect of abstentions and broker non-votes under applicable state law as well as registrant charter and bylaw provisions” (emphasis added).

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Morgan Stanley is incorporated in Delaware and, accordingly, Delaware law governs the voting standards for action by Morgan Stanley’s shareholders. Under Delaware law, the general default voting standard for routine management and shareholder proposals at an annual meeting, other than the election of directors, is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

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Morgan Stanley’s Bylaws follow this Delaware default voting standard. Under this standard, shares that are marked “abstain” are considered shares present and entitled to vote on the matter. Accordingly, in tabulating the vote for matters that require the affirmative vote of a majority of the shares present and entitled to vote, abstentions are included in the denominator when calculating support for a proposal, but are not included in the numerator (because they are not affirmative votes in support of the item at hand).

Morgan Stanley clearly discloses the treatment and effect of abstentions in its proxy statement and honors the intent of its shareholders who consciously “abstain” from voting “for” or “against” the proposal.

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Morgan Stanley’s proxy statement clearly discloses the vote required to approve each proposal and describes for each proposal in table format how abstentions will be treated in the vote tabulation and the effect of abstentions on the outcome of a matter. (See “What Vote Is Required and How Will My Votes Be Counted?” in this proxy statement). As such, shareholders are informed in a plain English manner that if they “abstain” on a Company-sponsored proposal or a shareholder proposal, their abstention will have the same practical effect as a vote “against” such proposal.

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Accordingly, the Board believes Morgan Stanley’s methodology honors the intent of its shareholders who consciously “abstain” since the Board believes that these shareholders recognize the effect of their abstentions and expect their abstentions to be included in the vote tabulation in the manner that is described in Morgan Stanley’s proxy statement.

Morgan Stanley’s voting standard applies identically and equally to Company-sponsored proposals and shareholder proposals.

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At this year’s annual meeting, Morgan Stanley’s shareholders are being asked to vote on both Company-sponsored proposals and shareholder proposals. Morgan Stanley’s proxy card provides for three choices for each of these proposals: “for”, “against” and “abstain.”

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As disclosed in this proxy statement, abstentions are treated consistently – whether a proposal is sponsored by the Company or a shareholder. Abstentions will have the effect of a vote against each of these Company-sponsored proposals and shareholder proposals. The treatment of abstentions under our voting standard does not favor Company-sponsored proposals over shareholder proposals. Both are treated equally.

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Contrary to the proponents’ assertions, we have not acted inconsistently in adopting a different voting standard for director elections. Consistent with Delaware law, Morgan Stanley’s Bylaws provide for distinct voting standards for director elections that are disclosed in this proxy statement.

The Board believes our vote counting methodology ensures a broad consensus of shareholders for a management or shareholder proposal to pass.

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Except with respect to the election of directors and matters that require a different vote under applicable statutes or regulations, the Board believes that in order for a proposal to pass, whether the proposal is presented by management or a shareholder, a majority of shareholders should affirmatively vote “for” an item.

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An abstention vote indicates that a shareholder was not persuaded to vote “for” a proposal. The Board does not believe it is in the best interest of Morgan Stanley’s shareholders or effective corporate governance to disregard these views.

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Not counting abstentions would lower the approval standard for such proposals and the Board believes that as a matter of good governance a proposal should receive more “for” votes than the sum of “against” and “abstain” votes in order to constitute shareholder approval.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 7—Shareholder Proposal Regarding Report on Government Service Vesting

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Reserve Fund of the American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, beneficial owner of 1,126 shares of common stock, has notified the Company that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED: Shareholders of Morgan Stanley (the “Company”) request that the Board of Directors prepare a report to shareholders regarding the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”). The report shall identify the names of all Company senior executives who are eligible to receive a Government Service Golden Parachute, and the estimated dollar value amount of each senior executive’s Government Service Golden Parachute.

For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.

SUPPORTING STATEMENT:

Our Company provides its senior executives with vesting of equity-based awards after their voluntary resignation of employment from the Company to pursue a career in government service. For example, Company Chairman and CEO James Gorman was entitled to $9.35 million in vesting of equity awards if he had a government service termination on December 31, 2013. In other words, a “golden parachute” for entering government service.

At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of our Company providing accelerated vesting of equity-based awards to executives who voluntarily resign to enter government service.

The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company’s equity incentive compensation plan’s award certificates contain a “Governmental Service Termination” clause that provides for the vesting of equity awards for executives who voluntarily resign to pursue a government service career (subject to certain conditions).

We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance. For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives.

Issuing a report to shareholders on the Company’s use of Government Service Golden Parachutes will provide an opportunity for the Company to explain this practice and provide needed transparency for investors about their use.

For these reasons, we urge shareholders to vote FOR this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below.

Morgan Stanley’s Governmental Service Termination clause serves to avoid conflicts of interest and is administered in a way that protects the interests of the Company and its shareholders.

•	Morgan Stanley’s Governmental Service Termination clause applies equally to all Morgan Stanley employees who receive deferred incentive compensation awards, not just to senior executives.

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The clause permits the vesting of an employee’s deferred incentive compensation awards granted in respect of service in prior years. In the case of performance-based RSUs granted to senior executives under the Company’s long-term incentive program, only a pro rata portion of the award earned based on pre-established objective performance measures will vest, and the remainder of the award will be cancelled.

•	All awards vested under the Governmental Service Termination clause are subject to clawback if the employee triggers a cancellation event, which includes competitive activity.

•	The clause serves to avoid conflicts of interest by only applying where an employee is required to divest his or her Morgan Stanley award holdings to avoid such a conflict.

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To receive Governmental Service Termination treatment, an employee must (i) provide the Company with satisfactory proof of a conflict of interest that necessitates divestiture of his or her awards and (ii) sign an agreement to repay the awards if he or she triggers a cancellation event under the original award terms, which includes competitive activity.

Morgan Stanley’s Governmental Service Termination clause reinforces Morgan Stanley’s culture of public service, and aligns the interests of our employees with the long-term interests of the Company and its shareholders in attracting and retaining talented employees.

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Morgan Stanley has a strong culture of public service and is committed to providing skills and resources to create a lasting civic impact. Our employees may be uniquely positioned to contribute meaningfully through governmental service. The Governmental Service Termination clause avoids penalizing those highly qualified employees, at any level in the Company, who desire to leave the private sector to pursue governmental service.

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Contrary to the proponent’s assertions, the Governmental Service Termination clause is consistent with Morgan Stanley’s compensation philosophy, including the need to remain competitive in recruiting and retaining talent. We believe that this clause enhances the Company’s ability to attract key employees who may wish to enter or return to governmental service after leaving Morgan Stanley.

Morgan Stanley’s publicly filed proxy statement already provides extensive disclosure regarding the equity awards held by senior executives that would vest upon a governmental service termination.

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Morgan Stanley provides extensive disclosure regarding the named executive officers’ deferred awards that would vest upon termination of employment for any reason. This disclosure includes the dollar value of each named executive officer’s outstanding equity awards that would vest and be paid upon a governmental service termination, as well as additional information about the conflict of interest and award repayment conditions associated with the vesting, exercisability and payment of such awards.

•	Morgan Stanley also files its award certificates for outstanding equity awards, which set forth the terms and conditions for an award’s vesting upon a governmental service termination.

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Accordingly, we believe that the Company’s current disclosure regarding Morgan Stanley’s Governmental Service Termination clause is fully transparent and achieves the essential objective of the proposal. Further disclosure, which could compromise the competitive position of the Company and violate the confidentiality of our employees, is not in the best interests of the Company or its shareholders.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Information about the Annual Meeting

Why Did I Receive a One-Page Notice regarding the Internet Availability of Proxy Materials?

Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials and submit a proxy over the Internet. It is important that you submit your proxy to have your shares voted. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to submit your proxy to have your shares voted.

How Do I Attend the Annual Meeting?

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 23, 2015, or a valid proxy or representative of such shareholder, may attend the annual meeting in person if they comply with the admission requirements below. Guests of shareholders will not be admitted to the annual meeting. If you do not comply with the requirements set forth below, you will not be admitted to the meeting.

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Valid Photo Identification.    Any shareholder, or valid proxy or representative of such shareholder, must present a valid, current form of government issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.

•	Proof of Ownership.

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If you hold shares in street name (such as through a broker or bank), then you must present proof of ownership, such as a brokerage statement or letter from your bank or broker, demonstrating that you held Morgan Stanley common stock as of the record date, March 23, 2015.

•	If you hold shares in registered form, your record holder’s ownership as of the record date, March 23, 2015, must be verified on the list of registered shareholders maintained by our transfer agent.

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Proof of Representation.    If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the meeting.

•	Proof of Valid Proxy.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in street name (such as through a broker or bank), then you must present:

•	Valid photo identification as described above;

•	A written legal proxy from the broker or bank holding the shares to the street name holder that is assignable and signed by the street name holder; and

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Proof of ownership, such as a brokerage statement or letter from the bank or broker, demonstrating that the street name holder who appointed you legal proxy held Morgan Stanley common stock as of the record date, March 23, 2015.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who is a record holder, then

•	You must present valid photo identification as described above;

•	You must present a written legal proxy to you signed by the record holder; and

•	The record holder’s ownership as of the record date, March 23, 2015, must be verified on the list of registered shareholders maintained by our transfer agent.

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Compliance with Annual Meeting Rules of Conduct.    All attendees must acknowledge that they have received and agree to abide by our Rules of Conduct. Luggage, large backpacks and other large packages are not permitted in the annual meeting and briefcases and small handbags (including purses) are subject to search. Unless expressly agreed to by Morgan Stanley, the use of PDAs, cell phones, cameras, tablets, laptops and other recording, electronic or mobile devices is strictly prohibited at the meeting. Attendees that disrupt or impede the meeting or breach the Rules of Conduct may be removed from the meeting.

Who Can Vote at the Annual Meeting?

You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 23, 2015, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,971,678,386 shares of common stock were outstanding.

What Is the Quorum to Hold the Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of shareholders. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Is My Vote Confidential?

Our Amended and Restated Bylaws (Bylaws) provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the 401(k) Plan also is confidential.

How Do I Submit Voting Instructions for Shares Held Through a Broker?

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases.

NYSE member brokers may vote your shares as described below.

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Non-discretionary Items.    All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items. Your shares will remain unvoted for such items if your NYSE member broker, including Morgan Stanley & Co. LLC (MS&Co.) and Morgan Stanley Smith Barney LLC (MSSB), does not receive voting instructions from you.

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Discretionary Item.    The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in the following manner: (1) Morgan Stanley’s subsidiaries, MS&Co. and MSSB, may vote uninstructed shares only in the same proportion as the votes cast by all other beneficial owners on the proposal; and (2) all other NYSE member brokers may vote uninstructed shares in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.

How Do I Submit Voting Instructions for Shares Held in My Name?

If you hold shares as a record shareholder, you may have your shares voted by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy in accordance with the procedures described below (see “How Can I Revoke My Proxy?”).

If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.

How Do I Submit Voting Instructions for Shares Held in Employee Plans?

If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

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401(k) Plan.    The Northern Trust Company (Northern Trust), the 401(k) Plan’s trustee, must receive your voting instructions for the common stock held on your behalf in the 401(k) Plan on or before May 14, 2015. If Northern Trust does not receive your voting instructions by that date, it will vote such shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plan in the same proportion as the voting instructions that it receives from other participants in the 401(k) Plan. On March 23, 2015, there were 46,689,719 shares in the 401(k) Plan.

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Other Equity-Based Plans.    State Street Bank and Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 14, 2015. If the trustee does not receive your instructions by that date, it will vote such shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 23, 2015, 77,357,960 shares were held in the Trust in connection with such plans.

How Can I Revoke My Proxy?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

What Vote Is Required and How Will My Votes Be Counted?

The following table sets forth the vote standard applicable to each proposal, as determined by the Company’s Bylaws and applicable regulatory guidance, at a meeting at which a quorum is present.

Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No Effect

Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not Applicable

Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

Amendment of the 2007 Equity Incentive Compensation Plan to Increase Shares Available for Grant	FOR	Majority of votes cast (for, against and abstain)	Vote Against	No Effect

Shareholder Proposals	AGAINST	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

* Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the Bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast in an uncontested director election. In such case, if a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

Other Business

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

How Can I Submit a Shareholder Proposal or Nominate a Director for the 2016 Annual Meeting?

Shareholders intending to present a proposal at the 2016 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036. We must receive the proposal no later than December 4, 2015.

Shareholders intending to present a proposal at the 2016 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2016 annual meeting no earlier than January 20, 2016 and no later than February 19, 2016. The notice must contain the information required by the Bylaws, available at www.morganstanley.com/about/company/governance or upon request to our Corporate Secretary.

What Are the Costs of Soliciting Proxies for the Annual Meeting?

We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King fees not exceeding $22,000 plus expenses. We will also reimburse brokers, including MS&Co., MSSB and other nominees, for costs they incur mailing proxy materials.

What if I Share an Address with Another Shareholder?

“Householding” reduces our printing and postage costs by permitting us to send one annual report and proxy statement to shareholders sharing an address. Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (800) 542-1061 (U.S.) or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

How Can I Consent to Electronic Delivery of Annual Meeting Materials?

This proxy statement and the annual report are available on our website at www.morganstanley.com/2015ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notification next year when these documents are available with instructions on how to view them and submit voting instructions. You may sign up for this service through enroll.icsdelivery.com/ms. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Annex A

MORGAN STANLEY

2007 EQUITY INCENTIVE COMPENSATION PLAN

(As Proposed to Be Amended)

1.        Purpose.    The primary purposes of the Morgan Stanley 2007 Equity Incentive Compensation Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Morgan Stanley Stock.

2.         Definitions.    Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

“Award” means any award of Restricted Stock, Stock Units, Options, SARs, Qualifying Performance Awards or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 13(e).

“Board” means the Board of Directors of Morgan Stanley.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation, Management Development and Succession Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee. With respect to any provision regarding the grant of Qualifying Performance Awards, the Committee shall consist solely of at least two “outside directors” as defined under Section 162(m) of the Code.

“Company” means Morgan Stanley and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Employee Trust” means any trust established or maintained by the Company in connection with an employee benefit plan (including the Plan) under which current and former employees of the Company constitute the principal beneficiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Morgan Stanley” means Morgan Stanley, a Delaware corporation.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

“Other Award” means any other form of award authorized under Section 12, including any such Other Award the receipt of which was elected pursuant to Section 13(a).

“Participant” means an individual to whom an Award has been made.

“Plan” means the Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended from time to time in accordance with Section 16(e).

“Qualifying Performance Award” means an Award granted pursuant Section 11.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

“Section 162(m) Participant” means, for a given performance period, any individual designated by the Committee by not later than 90 days following the start of such performance period (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such performance period may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Section 162(m) Performance Goals” means any performance formula that was approved by Morgan Stanley’s stockholders and the performance objectives established by the Committee in accordance with Section 11 or any other performance goals approved by Morgan Stanley’s stockholders pursuant to Section 162(m) of the Code.

“Section 409A” means Section 409A of the Code.

“Shares” means shares of Stock.

“Stock” means the common stock, par value $0.01 per share, of Morgan Stanley.

“Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.

“Subsidiary” means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by Morgan Stanley or with which Morgan Stanley combines.

3.        Effective Date and Term of Plan.

(a)    Effective Date.    The Plan shall become effective upon its adoption by the Board, subject to its approval by Morgan Stanley’s stockholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until Morgan Stanley’s stockholders have approved the Plan. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.

(b)    Term of Plan.    No Awards may be made under the Plan after May 15, 2017.

4.        Stock Subject to Plan.

(a)    Overall Plan Limit.     The total number of Shares that may be delivered pursuant to Awards shall be 303,000,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Morgan Stanley acquires in the open market, in private transactions or otherwise.

(b)    Adjustments for Certain Transactions.     In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects Morgan Stanley’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for Awards of Options or SARs as provided in Section 4(d), the maximum number of Incentive Stock Options as provided in Section 4(e) and the individual Qualifying Performance Award maximum under Section 11, and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c)    Calculation of Shares Available for Delivery.     In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

1.    The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

2.    The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

3.    The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).

4.    If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

5.    Any Shares underlying Substitute Awards shall not be counted against the number of Shares available for delivery pursuant to Awards and shall not be subject to Section 4(d).

(d)    Individual Limit on Options and SARs.    The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 2,000,000 Shares. The limitation imposed by this Section 4(d) shall not include Options or SARs granted to a Participant pursuant to Section 162(m) Performance Goals.

(e)    ISO Limit.    The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5.        Administration.

(a)    Committee Authority Generally.    The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including, without limitation, determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a Participant’s termination of employment, the Participant will be considered to have experienced a termination of employment if, and only if, the Participant has experienced a separation from service with the Participant’s employer for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b)    Delegation.    To the extent not prohibited by applicable laws or rules of the New York Stock Exchange or, in the case of Qualifying Performance Awards, Section 162(m) of the Code, the Committee may, from time to time, delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

(c)    Authority to Construe and Interpret.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)    Committee Discretion.    All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e)    No Liability.    Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6.        Eligibility.    Eligible Individuals shall include all officers, other employees (including prospective employees) and consultants of, and other persons who perform services for, the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.

7.        Restricted Stock.    An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8.        Stock Units.    An Award of Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Stock Units, a Participant shall have only the rights of a general unsecured creditor of Morgan Stanley. A Participant shall not be a stockholder with respect to the Shares underlying Stock Units unless and until the Stock Units convert to Shares. Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

9.        Options.

(a)    Options Generally.    An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424, as applicable, of the Code. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Morgan Stanley’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Morgan Stanley, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b)    Prohibition on Restoration Option and SAR Grants.    Anything in the Plan to the contrary notwithstanding, the terms of an Option or SAR shall not provide that a new Option or SAR will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option or SAR, to a Participant upon exercise of the Option or SAR.

(c)    Prohibition on Repricing of Options and SARs.    Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any action that constitutes a “repricing” under the rules of the New York Stock Exchange or, except as otherwise expressly provided in Section 4(b), any other amendment to an outstanding Option or SAR that has the effect of reducing its exercise price or any cancellation of an outstanding Option or SAR in exchange for cash or another Award.

(d)    Payment of Exercise Price.    Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Morgan Stanley from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as Morgan Stanley may authorize.

(e)    Maximum Term on Stock Options and SARs.    No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10.        SARs.    An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

11.        Qualifying Performance Awards.

(a)    The Committee may, in its sole discretion, grant a Qualifying Performance Award to any Section 162(m) Participant. A Qualifying Performance Award shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document, but in all events shall be subject to the attainment of Section 162(m) Performance Goals as may be specified by the Committee. Qualifying Performance Awards may be denominated as a cash amount, number of Shares or other securities of the Company, or a combination thereof. Subject to the terms of the Plan, the Section 162(m) Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Qualifying Performance Award granted and the amount of any payment or transfer to be made pursuant to any Qualifying Performance Award shall be determined by the Committee. The Committee shall have the discretion, by Section 162(m) Participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the Section 162(m) Performance Goals set forth in the Award. In making any such determination, the Committee is authorized in its discretion to take into account additional factors that the Committee may deem relevant to the assessment of individual or company performance for the performance period.

(b)    In any calendar year, no one Section 162(m) Participant may be granted Awards pursuant to Section 11(a) that allow for payments with an aggregate value determined by the Committee to be in excess of $10 million; provided that, to the extent that one or more Qualifying Performance Awards granted to any one Section 162(m) Participant during any calendar year are denominated in Shares, the maximum number of Shares that may underlie such awards will be determined by reference to the volume-weighted average price of a Share of the Company on the first date of grant of such awards, subject to adjustment to the extent provided in Section 4(b). In the case of a tandem award pursuant to which a Section 162(m) Participant’s realization of a portion of such award results in a corresponding reduction to a separate portion of the award, only the number of Shares or the cash amount relating to the maximum possible realization under the award shall be counted for purposes of the limitations above (i.e., without duplication). For purposes of the foregoing sentence, the calendar year or years in which amounts under Qualifying Performance Awards are deemed paid, granted or received shall be as determined by the Committee.

(c)    Section 162(m) Performance Goals may vary by Section 162(m) Participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following: earnings (before or after taxes); earnings per share; shareholders’ equity or return on shareholders’ equity; risk-weighted assets or return on risk-weighted assets; capital, capital ratios or return on capital; book value or book value per share; operating income (before or after taxes); operating margins or pre-tax margins; stock price or total shareholder return; market share (including market share of revenue); debt reduction or change in rating; or cost reductions. The Committee may provide that in measuring the achievement of the performance objectives, an Award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results and other non-operating items, as well as the impact of changes in the fair value of certain of the Company’s long-term and short-term borrowings resulting from fluctuations in the Company’s credit spreads and other factors. The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Committee may also condition payment of any such Award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the Award are satisfied.

(d)    Following the completion of any performance period applicable to a Qualifying Performance Award, the Committee shall certify in writing the applicable performance and amount, if any, payable to Section 162(m) Participants for such performance period. The amounts payable to a Section 162(m) Participant will be paid following the end of the performance period after such certification by the Committee in accordance with the terms of the Qualifying Performance Award.

(e)    Without further action by the Board, this Section 11 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereof).

12.        Other Awards.    The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) payments in the form of cash, Stock, notes or other property as the Committee may determine based in whole or in part on the value or future value of Stock or on any amount that Morgan Stanley pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash, Stock, notes or other property as the Committee may determine (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. Awards pursuant to this Section 12 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

13.        General Terms and Provisions.

(a)    Awards in General.    Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives, including without limitation objectives based in whole or in part on net income, pre-tax income, return on equity, earnings per share, total shareholder return or book value per share.

(b)    Discretionary Awards.    All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Morgan Stanley specifically provides otherwise.

(c)    Dividends and Distributions.    If Morgan Stanley pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee with respect to a Participant’s entitlement to receive any amounts related to dividends or distributions to holders of Stock, as well as the terms and conditions of such entitlement, if any, will be part of the terms and conditions of the Award, and will be included in the Award Document for such Award.

(d)    Deferrals.    In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.

(e)    Award Documentation and Award Terms.    The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

14.        Certain Restrictions.

(a)    Stockholder Rights.    No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a stockholder of Morgan Stanley with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Morgan Stanley or by such other procedure as may be authorized by Morgan Stanley. Except as otherwise provided in Section 4(b) or 13(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Notwithstanding the foregoing, the terms of an Employee Trust may authorize some or all Participants to give voting or tendering instructions to the trustee thereof in respect of Shares that are held in such Employee Trust and are subject to Awards. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b)    Transferability.    No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

15.        Representation; Compliance with Law.    The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

16.        Miscellaneous Provisions.

(a)    Satisfaction of Obligations.    As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Morgan Stanley may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Morgan Stanley, (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, Morgan Stanley may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Company may not offset from the payment of such Award amounts that a Participant owes to the Company with respect to any such other obligation except to the extent such offset is not prohibited by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A.

(b)    No Right to Continued Employment.    Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

(c)    Headings.    The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d)    Governing Law.    The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(e)    Amendments and Termination.    The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the New York Stock Exchange, amendments to the Plan shall not be effective unless they are approved by Morgan Stanley’s stockholders.

MORGAN STANLEY 1585 BROADWAY NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 18, 2015. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 14, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 18, 2015. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 14, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M86795-P62650-Z65071 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MORGAN STANLEY
Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:

1.	Election of Directors	For	Against	Abstain
	1a. Erskine B. Bowles	☐	☐	☐		For	Against	Abstain
	1b. Thomas H. Glocer 1c. James P. Gorman	☐ ☐	☐ ☐	☐ ☐	1m. Laura D. Tyson 1n. Rayford Wilkins, Jr.	☐ ☐	☐ ☐	☐ ☐
	1d. Robert H. Herz	☐	☐	☐
	1e. Klaus Kleinfeld	☐	☐	☐	Morgan Stanley’s Board recommends a vote “FOR” Proposals 2, 3 and 4 below:
	1f. Jami Miscik 1g. Donald T. Nicolaisen 1h. Hutham S. Olayan 1i. James W. Owens 1j. Ryosuke Tamakoshi 1k. Masaaki Tanaka 1l. Perry M. Traquina	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐

2.   To ratify the appointment of Deloitte & Touche LLP as independent auditor

3.   To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)

4.   To approve the amendment of the 2007 Equity Incentive Compensation Plan to increase shares available for grant

Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 5, 6 and 7 below:

						☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
					5. Shareholder proposal regarding a report on lobbying 6. Shareholder proposal regarding a vote-counting bylaw change 7. Shareholder proposal regarding a report on government service vesting	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Notice of 2015 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 19, 2015, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution);

•	approve an amendment to the 2007 Equity Incentive Compensation Plan to increase shares available for grant;

•	consider three shareholder proposals; and

•	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement, Annual Report on Form 10-K or Letter to Shareholders, go to www.morganstanley.com/2015ams. You may request a copy of any of these documents by calling 1-212-762-8131.

Please vote any other cards or voting instruction forms that you may receive.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,

OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

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h h DETACH HERE IF YOU ARE SUBMITTING BY MAIL h h	M86796-P62650-Z65071

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 2015

The undersigned hereby appoints Eric F. Grossman, James A. Rosenthal and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2015 Annual Meeting of Shareholders to be held on May 19, 2015, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock held for my benefit in Morgan Stanley benefit plans at the 2015 Annual Meeting of Shareholders to be held on May 19, 2015, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies’) discretion, for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•     The Northern Trust Company (Northern Trust), as trustee under the Morgan Stanley 401(k) Plan (the “Plan”). As a participant in and a named fiduciary under the Plan, I understand that (A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust’s duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

•     State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1995 and 2007 Equity Incentive Compensation Plans, the 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan and the Financial Advisor and Investment Representative Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•     State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•     Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

•     Voting instructions for benefit plan shares must be received by 11:59 P.M. (EDT) on May 14, 2015 for shares to be voted in accordance with your instructions.

Please help the Company reduce costs—submit your voting instructions by internet or telephone.